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                                                                Exhibit 10.1











                        FINANCING AND SECURITY AGREEMENT

                                     between

                                NATIONSBANK, N.A.

                                       and

                                 GLASSTECH, INC.

                                  July 2, 1997


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                        FINANCING AND SECURITY AGREEMENT
                        --------------------------------

         THIS FINANCING AND SECURITY AGREEMENT (this "Agreement") is made as of the 2nd day of July, 1997, by and between GLASSTECH, INC., a corporation organized under the laws of Delaware (the "Borrower") and NATIONSBANK, N.A., a national banking association (the "Lender").

                                    RECITALS
                                    --------

         A. The Borrower has applied to the Lender for a revolving credit facility in the maximum principal amount of $10,000,000 to be used by the Borrower for the Permitted Uses described in this Agreement.

         B. The Lender is willing to make the credit facilities available to the Borrower upon the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENTS
                                   ----------

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

                  "Account" individually and "Accounts" collectively mean with respect to the Borrower all presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in, or a lease of, goods, all rights to receive the payment of money or other consideration under present or future contracts (including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of merchandise sold or leased, services rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising


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out of present or future contracts, agreements or general interest in merchandise which gave rise to any or all of the foregoing, including all goods, all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including, without limitation, real property mortgages and deeds of trust) and letters of credit given by any Person with respect to any of the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.

                  "Account Debtor" means any Person who is obligated on a Receivable and "Account Debtors" means all Persons who are obligated on the Receivables.

                  "Affiliate" means, with respect to a Person designated, any other Person, directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Person designated, as the case may be, PROVIDED that the term "Affiliate" shall not include any portfolio company of either Key Equity Partners 97 or any of its sister partnerships or Key Equity Capital Corporation so long as such portfolio company does not own or control any shares of capital stock of Borrower and the Borrower does not own or control any share of the capital stock of such portfolio company.

                  "Agreement" means this Financing and Security Agreement, as amended, restated, supplemented or otherwise modified in writing in accordance with the provisions of Section 8.2 of this Agreement.

                  "Applicable Interest Rate" means (i) the LIBOR Rate, or
(ii) the Base Rate.

                  "Applicable Margin" means the applicable rate per annum added, as set forth in Section 2.3.1, to the LIBOR Base Rate or the Prime Rate.

                  "Asset Disposition" means the disposition of any or all of the Assets of the Borrower or any Subsidiary of the Borrower, whether by sale, lease, transfer or other disposition (including any such disposition effected by way of merger or consolidation).

                  "Assets" means at any date all assets that, in accordance with GAAP consistently applied, should be classified as assets on a consolidated balance sheet of the Borrower and its Subsidiaries.

                  "Assignment of Patents" means that certain collateral assignment of patents as security dated the date hereof from the Borrower for the benefit of the Lender, as amended, restated,

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supplemented or otherwise modified in writing at any time and from time to time.

                  "Bankruptcy Code" means the United States Bankruptcy Code, as amended from time to time.

                  "Base Rate" means the sum of (i) the Prime Rate PLUS (ii) the Applicable Margin.

                  "Base Rate Loan" means any Loan for which interest is to be computed with reference to the Base Rate.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State are authorized or required to close.

                  "Capital Expenditure" means an expenditure for Fixed or Capital Assets including, without limitation, the entering into of a Capital Lease, but does not include (i) expenditures to purchase Fixed or Capital Assets as part of an acquisition of an on-going business which acquisition is subject to the restrictions and is in compliance with Section 6.1.11, (ii) an expenditure made to replace Fixed or Capital Assets which are the subject of a Casualty, provided that such expenditure is funded from Net Proceeds resulting from such Casualty and (iii) an expenditure made to purchase Fixed or Capital Assets, provided that such expenditure is funded solely from cash proceeds of a Permitted Asset Disposition.

                  "Capital Lease" means any lease of real or personal property, for which the related Lease Obligations have been or should be, in accordance with GAAP consistently applied, capitalized on the balance sheet.

                  "Cash Equivalents" means "Temporary Cash Investments" as that term and its constituent definitions are defined in the Indenture on the Closing Date.

                  "Casualty" means any act or occurrence of any kind or nature that results in material damage, loss or destruction to any of the Equipment or other Fixed or Capital Assets.

                  "Chattel Paper" means a writing or writings which evidence both a monetary obligation and a security interest in or lease of specific goods; any returned, rejected or repossessed goods covered by any such writing or writings and all proceeds (in any form including, without limitation, accounts, contract rights, documents, chattel paper, instruments and general intangibles) of such returned, rejected or repossessed goods; and all proceeds (cash and non-cash) of the foregoing.

                  "Closing Date" means the date of this Agreement.

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                  "Collateral" means all property of the Borrower subject from time to time to the Liens of this Agreement, the Security Documents and the other Financing Documents, together with any and all cash and non-cash proceeds and products thereof.

                  "Collateral Account" has the meaning described in Section (The Collateral Account).

                  "Collateral Disclosure List" has the meaning described in Section (Collateral Disclosure List).

                  "Commitment" means the Revolving Credit Commitment.

                  "Committed Amount" means the Revolving Credit Committed
Amount.

                  "Compliance Certificate" means a periodic Compliance Certificate described in Section 6.1.1 (Financial Statements).

                  "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code.

                  "Condemnation" means any taking of title, of use, or of any other property interest under the exercise of the power of eminent domain, whether temporarily or permanently, partial or complete, by any Governmental Authority or by any Person acting under Governmental Authority.

                  "Condemnation Awards" means any and all judgments, awards of damages (including, but not limited to, severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

                  "Contingent Indemnification Obligations" means Obligations for the indemnification of the Lender arising under Section 2.3.4 (Indemnity),
Section 6.1.13 (Hazardous Materials), Section 6.1.17 (Assignment of
Receivables) or under similar substantive provisions of this Agreement or any of the Financing Documents, with respect to which there is no claim pending or threatened and which expressly survive the termination of this Agreement.

                  "Copyrights" means and includes, in each case whether now existing or hereafter arising, all of the Borrower's rights, title and interest in and to (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, copyright applications, and all renewals of any of

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the foregoing, (b) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past, current or future infringements of any of the foregoing, (c) the right to sue for past, present and future infringements of any of the foregoing, and (d) all rights corresponding to any of the foregoing throughout the world.

                  "Credit Facility" means the Revolving Credit Facility and the Letter of Credit Facility, and "Credit Facilities" means collectively the Revolving Credit Facility, the Letter of Credit Facility and any and all other credit facilities now or hereafter extended under or secured by this Agreement.

                  "Default" means an event which, with the giving of notice or lapse of time, or both, could or would constitute an Event of Default under the provisions of this Agreement.

                  "Documents" means with respect to the Borrower all documents of title, whether now existing or hereafter acquired or created, and all proceeds (cash and non-cash) of the foregoing.

                  "Early Termination Fee" has the meaning described in
Section 2.1.6 (Early Termination Fee).

                  "EBITDA" means as to the Borrower for any period of determination thereof, the sum of (a) the net profit (or loss) determined in accordance with GAAP consistently applied for such period (but excluding the effect of a write-up of the value of purchased assets as required by GAAP), plus
(b) interest expense (including, without limitation, interest rate protection agreements entered into in the ordinary course of business and not for speculative purposes) and income tax provisions for such period, plus (c) depreciation and amortization (including, without limitation, amortization of deferred financing costs) and other non-cash charges of assets for such period.

                  "Enforcement Costs" means all reasonable expenses, charges, costs and fees whatsoever (including, without limitation, reasonable outside and reasonably allocated in-house counsel attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Lender in connection with (a) any or all of the Obligations, this Agreement and/or any of the other Financing Documents, (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, this Agreement or any of the other Financing Documents, including, without limitation, those costs and expenses more specifically enumerated in Section 3.7 (Costs) and/or Section
8.10 (Enforcement Costs), and (c) the monitoring and/or servicing of any or all of the Obligations, the Financing Documents, and/or the Collateral.

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                  "Equipment" means all equipment, machinery, computers,
chattels, tools, parts, machine tools, furniture, furnishings, fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, whether or not the same shall be deemed to be affixed to real property, together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary or beneficial for the operation, use and/or disposition of such personal property, all licenses, warranties, franchises and general intangibles related thereto or necessary or beneficial for the operation, use and/or disposition of the same, together with all Accounts, Chattel Paper, Instruments and other consideration received by the Borrower on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing and all proceeds (cash and non-cash) of the foregoing.

                  "Equity" means capital stock (except treasury stock and net of any note receivable received upon the issuance of any shares of capital stock) and contributed capital, as determined on a consolidated basis in accordance with GAAP consistently applied, after eliminating all intercompany items.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurodollar Business Day" means any Business Day on which dealings in United States Dollar deposits are carried out on the London interbank market and on which commercial banks are open for domestic and international business (including dealings in Dollar deposits) in London, England.

                  "Eurodollar Lending Office" means with respect to the Lender such branch or office of the Lender designated by the Lender, as applicable, from time to time as the branch or office at which the LIBOR Loans are to be made or maintained.

                  "Event of Default" has the meaning described in Article
7.

                  "Facilities" means the collective reference to the loan, letter of credit, interest rate protection, foreign exchange risk, cash management, and other credit facilities now or hereafter provided to the Borrower by the Lender whether under this Agreement or otherwise.

                  "Fees" means the collective reference to each fee payable to the Lender under the terms of this Agreement or under the terms of any of the other Financing Documents, including, without limitation, the following: Revolving Credit Unused Line Fees, the

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Early Termination Fee, Letter of Credit Fees, the Origination Fee,
and Servicing Fees.

                  "Financial Institution" means bank, finance company or other Person or other Governmental Authority which is incorporated, organized or formed under the Laws of the United States of America or a state thereof and which in the ordinary course of business makes or purchases interests in commercial credit facilities.

                  "Financing Documents" means at any time collectively this Agreement, the Notes, the Security Documents, the Letter of Credit Documents and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by the Borrower and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with this Agreement, any Note, any of the Security Documents, any of the Facilities, and/or any of the Obligations.

                  "Fixed or Capital Assets" of a Person at any date means all assets which would, in accordance with GAAP consistently applied, be classified on the balance sheet of such Person as property, plant or equipment at such date.

                  "Fixed Charges" means for any period of determination, the scheduled payments (including, without limitation, principal and interest, but excluding prepayments) on all Indebtedness for Borrowed Money (other than under item (d) (to the extent the applicable Lien is a security interest is in favor of the Borrower's customers to secure amounts which the customer paid to Borrower as a deposit or progress payment for the manufacture of identified equipment), item (f) or item (g) of that term) of the Borrower and Holding, plus Capital Expenditures not financed, plus cash Taxes paid by the Borrower and Holding plus dividends declared or paid by the Borrower and Holding.

                  "Fixed Charge Coverage Ratio" means for the period of any determination thereof the ratio of (a) EBITDA to (b) Fixed Charges.

                  "GAAP" means, subject to the provisions of Section 1.2, generally accepted accounting principles in the United States of America in effect from time to time.

                  "General Intangibles" means all general intangibles of every nature, whether presently existing or hereafter acquired or created, and without implying any limitation of the foregoing, further means all books and records, claims (including without limitation all claims for income tax and other refunds), choses in action, claims, causes of action in tort or equity, contract rights, judgments, customer lists, Patents, Trademarks, licensing agreements, rights in intellectual property, goodwill (including goodwill of the Borrower's business symbolized by and associated with any and all trademarks, trademark licenses, Copyrights and/or

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service marks), royalty payments, licenses, contractual rights, rights as lessee under any lease of real or personal property, literary rights, Copyrights, service names, service marks, logos, trade secrets, amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures, general or limited partnerships, or limited liability companies or partnerships, rights in applications for any of the foregoing, books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof.

                  "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned, acquired or operated by the Borrower is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.

                  "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by the Borrower or for which the Borrower has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, acquired or operated by the Borrower, and any other contamination by Hazardous Materials for which the Borrower is, or is claimed to be, responsible.

                  "Holding" means Glasstech Holding Co., a corporation organized under the Laws of Delaware.

                  "Indebtedness" of a Person means at any date the total liabilities of such Person at such time determined in accordance with GAAP consistently applied.

                  "Indebtedness for Borrowed Money" of a Person means at any time, without duplication, the sum at such time of (a) indebtedness of such Person for borrowed money or for the deferred

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purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person, (c) Lease Obligations of such Person with respect to Capital Leases, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become personally liable for the payment thereof, (e) obligations of third parties which are being guarantied or indemnified against by such Person or which are secured by the property of such Person; (f) any obligation of such Person under a employee stock ownership plan or other similar employee benefit plan; and (g) any obligation of such Person or a Commonly Controlled Entity to a Multiemployer Plan; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP.

                  "Indenture" means that certain Indenture dated as of July 1, 1997 (as amended, supplemented or otherwise modified from time to time), between Merger Company and the Trustee, to which the Borrower is a party as successor by merger to the Merger Company, a copy of which is attached to this Agreement as EXHIBIT D.

                  "Interest Payment Date" means each date for the payment of interest provided under Section 2.3.5.

                  "Interest Period" means as to any LIBOR Loan, the period commencing on and including the date such LIBOR Loan is made (or on the effective date of the Borrower's election to convert any Base Rate Loan to a LIBOR Loan in accordance with the provisions of this Agreement) and ending on and including the day which is 30, 60, 90, 180, or 360 days thereafter, as selected by the Borrower in accordance with the provisions of this Agreement, and thereafter, each period commencing on the last day of the then preceding Interest Period for such LIBOR Loan and ending on and including the day which is 30, 60, 90, 180 or 360 days thereafter, as selected by the Borrower in accordance with the provisions of this Agreement; provided, however that:

                  (a) the first day of any Interest Period shall be a Eurodollar Business Day;

                  (b) if any Interest Period would end on a day that shall not be a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless such next succeeding Eurodollar Business Day would fall in the next calendar month, in which case, such Interest

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         Period shall end on the next preceding Eurodollar Business
         Day; and

                  (c) no Interest Period shall extend beyond the Revolving Credit Expiration Date.

                  "Interest Rate Election Notice" has the meaning described in Section 2.3.2(e).

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Income Tax Regulations issued and proposed to be issued thereunder.

                  "Instrument" means with respect to the Borrower a negotiable instrument (as defined under Article 3 of the applicable Uniform Commercial
Code), a "certificated security" (as defined under Article 8 of the applicable Uniform Commercial Code), or any other writing which evidences a right to payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary indorsement.

                  "Inventory" means all inventory of the Borrower and all right, title and interest of the Borrower in and to all of its now owned and hereafter acquired goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-progress, finished goods and materials and supplies of any kind, nature or description which are used or consumed in the Borrower's business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other licenses, warranties, franchises, general intangibles,personal property and all documents of title or documents relating to the same and all proceeds (cash and non-cash) of the foregoing.

                  "Item of Payment" means with respect to the Borrower each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Receivables or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to a Receivable, and other proceeds of Collateral; and "Items of Payment" means the collective reference to all of the foregoing.

                  "Key Entity" shall have the meaning set forth in Section
7.1.12.

                  "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority with applicable jurisdiction.

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                  "Lease Obligations" of a Person means for any period the
rental commitments of such Person for such period under leases for real and/or personal property (net of rent from subleases thereof, but including taxes, insurance, maintenance and similar expenses which the lessee, is obligated to pay under the terms of said leases, except to the extent that such taxes, insurance, maintenance and similar expenses are payable by sublessees), including rental commitments under Capital Leases.

                  "Letter of Credit" and "Letters of Credit" shall have the meanings described in Section 2.2.1 hereof.

                  "Letter of Credit Agreement" means the collective reference to each letter of credit application and agreement substantially in the form of the Lender's then standard form of application for letter of credit or such other form as may be approved by the Lender, executed and delivered by the Borrower in connection with the issuance of a Letter of Credit, as the same may from time to time be amended, restated, supplemented or modified and "Letter of Credit Agreements" means all of the foregoing in effect at any time and from time to time.

                  "Letter of Credit Documents" means any and all drafts under or purporting to be under a Letter of Credit, any Letter of Credit Agreement, and any other instrument, document or agreement executed and/or delivered by the Borrower or any other Person under, pursuant to or in connection with a Letter of Credit or any Letter of Credit Agreement.

                  "Letter of Credit Facility" means the facility established by the Lender pursuant to Section 2.2 (Letter of Credit Facility) of this Agreement.

                  "Letter of Credit Fee" and "Letter of Credit Fees" have the meanings described in Section 2.2.2 hereof.

                  "Letter of Credit Obligations" means all Obligations of the Borrower with respect to the Letters of Credit and the Letter of Credit Agreements.

                  "Liabilities" means at any date all liabilities that in accordance with GAAP consistently applied should be classified as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries.

                  "LIBOR Base Rate" means for any Interest Period with respect to any LIBOR Loan, the rate per annum (rounded upward, if necessary, to the nearest next 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in United States Dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such

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Interest Period. If for any reason such rate is not available, the term "LIBOR
Base Rate" shall mean, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in United States Dollars for a term comparable to the Interest Period at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. For purposes of this definition, Telerate Page 3750 refers to the British Bankers Association Libor Rates (determined at approximately 11:00 a.m (London time)) that are published by Dow Jones Telerate, Inc.

                  "LIBOR Loan" means any Loan for which interest is to be computed with reference to the LIBOR Rate.

                  "LIBOR Rate" means for any Interest Period with respect to any LIBOR Loan, (i) the Applicable Margin, PLUS (ii) the per annum rate of interest calculated pursuant to the following formula:

                                 LIBOR Base Rate
                            -------------------------
                            1.00 - Reserve Percentage

                  "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien, hypothecation, provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, claim or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

                  "Loan" means each of the Revolving Loan, as the case may be, and "Loans" means the collective reference to the advances under the Revolving Loan.

                  "Loan Notice" has the meaning described in Section 2.1.2 (Procedure for Making Advances).

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                  "Lockbox" has the meaning described in Section 7.2.4 (The
Collateral Account).

                  "Material Adverse Effect" means an effect, either in any case or in the aggregate, which would result in a material adverse change for the Borrower (w) in the business, condition, or operations of the Borrower, (x) to any of the material properties or Assets of the Borrower, (y) in the right or ability of the Borrower to carry on a substantial portion of its operations, or
(z) to the value of, or the ability of the Lender to realize upon, the Collateral in any material respect.

                  "Merger Agreement" means that certain agreement and plan of merger dated June 5, 1997 by and among Holding, the Borrower and the Merger Company.

                  "Merger Agreement Documents" means collectively the Merger Agreement and any and all other agreements, documents or instruments (together with any and all amendments, modifications, and supplements thereto, restatements thereof, and substitutes therefor) previously, now or hereafter executed and delivered by Holding, the Borrower, the Merger Company, or any other Person in connection with the Merger Agreement Transaction.

                  "Merger Agreement Transaction" means the merger transaction contemplated by the provisions of the Merger Agreement under which the Merger Company and the Borrower merge, with the Borrower being the survivor.

                  "Merger Company" means Glasstech Sub Co., a corporation organized under the laws of the State of Delaware.

                  "Mortgage" means that certain mortgage dated the date hereof from the Borrower to the Lender, as the same may from time to time be amended, restated, supplemented or modified.

                  "Mortgaged Property" means the real property covered by the Mortgage.

                  "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Proceeds" means when used with respect to any Condemnation Awards, insurance proceeds resulting from any Casualty, or from Asset Dispositions other than Permitted Asset Dispositions, the gross proceeds (other than Unrestricted Proceeds) from any Casualty, Condemnation or Asset Disposition remaining after payment of all reasonable expenses (including reasonable attorneys' fees) incurred in the collection of such gross proceeds.

                  "Net Worth" means as to the Borrower its shareholders equity, as determined in accordance with GAAP.

                  "Note" means the Revolving Credit Note, and "Notes" means collectively the Revolving Credit Note and any other promissory note which may from time to time evidence all or any portion of the Obligations.

                  "Obligations" means all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of the Borrower to the Lender under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document, and/or any of the other Financing Documents, the Loans, and/or any of the Facilities including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Enforcement Costs, and prepayment fees (if any), letter of credit fees or fees charged with respect to any guaranty of any letter of credit; also means all other present and future indebtedness, liabilities and obligations, whether now existing or contemplated or hereafter arising, of the Borrower to the Lender of any nature whatsoever regardless of whether such indebtedness, obligations and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and also means any and all renewals, extensions, substitutions, amendments, restatements and rearrangements of any such indebtedness, obligations and liabilities.

                  "Offering Memorandum" means the Borrower's Offering Memorandum dated June 27, 1997, pursuant to which the Senior Notes were offered.

                  "Offering Transaction" means the sale of the Senior Notes as described in the Offering Memorandum.

                  "Outstanding Letter of Credit Obligations" has the meaning described in Section 2.2.3 hereof.

                  "Origination Fee" has the meaning described in Section (Origination Fee).

                  "Patent and Trademark Security Agreement" means that certain patent and trademark security agreement dated the date hereof from the Borrower for the benefit of the Lender, as the same may from time to time be amended, restated, supplemented or otherwise modified.

                  "Patents" means and includes, in each case whether now existing or hereafter arising, all of the Borrower's rights, title and interest in and to (a) any and all patents and patent applications, (b) any and all inventions and improvements described and claimed in such patents and patent applications, (c) reissues, divisions, continuations, renewals, extensions and continuations- in-part of any patents and patent applications, (d) income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect to any patents or patent applications, including, without limitation, damages and payments for past and future infringements, (e) rights to sue for past, present and future infringements of patents, and (f) all rights corresponding to any of the foregoing throughout the world.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Permitted Acquisition" means an acquisition involving all or substantially all of the assets, or all of the capital stock, of a Person in the line of business of the Borrower described in Section 6.1.6, with respect to which the Borrower has complied with Section 6.1.11 and upon the consummation of which the Lender obtains a Lien on the assets acquired or, if applicable, the assets of the Subsidiary so acquired, subject only to Permitted Liens and securing the Obligations.

                  "Permitted Asset Disposition" means any one or more of the following Asset Dispositions provided that unless otherwise expressly provided in this definition, each such Asset Disposition shall be made in the ordinary course of business:

                   (a) sales of Inventory,

                   (b) licensing of Patents, Trademarks, Copyrights and/or other intellectual property,

                   (c) dispositions of worn, used, surplus or obsolete Equipment or intellectual property deemed uneconomical or obsolete,

                   (d) leases of real property to the extent not otherwise prohibited by the provisions of this Agreement,

                   (e) intercompany sales, leases or other Asset Dispositions among and between the Borrower and its Subsidiaries, provided, that any such Assets sold, leased or otherwise disposed of as between the Borrower and its Subsidiaries shall continuously remain subject to the then existing first priority Liens of the Lender, under this Agreement and under the other Financing Documents, and shall be subject only to Permitted Liens,

                   (f) usual and customary write-downs and other reductions of Accounts in connection with the compromise and collection of Accounts,

                   (g) Asset Dispositions which are the subject of a Casualty or Condemnation, provided, that the Net Proceeds of any such Casualty or Condemnation are used by the Borrower in accordance with the provisions of this Agreement and the other Financing Documents; and

                  (h) any other Asset Disposition; provided that the aggregate net proceeds from all such other Asset Dispositions during any fiscal year shall not exceed $250,000.

                  "Permitted Liens" means: (a) Liens for Taxes which are not delinquent or which the Lender has determined in the exercise of its reasonable discretion (i) are being diligently contested in good faith and by appropriate proceedings, and such contest operates to suspend collection of the contested Taxes and enforcement of a Lien, (ii) the Borrower has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting the Borrower, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Lender; (b) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens in favor of the Lender; (d) judgment Liens to the extent the entry of such judgment does not constitute a Default or an Event of Default under the terms of this Agreement or result in the sale or levy of, or execution on, any of the Collateral; (e) Purchase Money Security Interests and Capital Leases not exceeding $500,000 in the aggregate; (f) liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due for warehousemans' liens or 60 days for other such liens or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books; (g) easements, zoning or deed restrictions and such other encumbrances or charges (other than liens or security interests) against real property which do not in any material way affect the marketability or value of the same or interfere with the ownership or use thereof in the business of the Borrower or its Subsidiaries;
(h) any transfer of a check or other medium of payment for deposit or collection through normal banking channels or any similar transaction in the normal course of business; (i) any Lien or cash or cash equivalents securing or given in the ordinary course of the Borrower's business to secure surety or performance bonds, or securing performance of contracts or bids (other than contracts for the payment of money borrowed) or deposits required by Law or as a condition to the transaction of business or the exercise of any right, privilege or license;
(j) other consensual liens not exceeding $500,000 in the aggregate; (k) security interests in favor of the Borrower's customers to secure amounts which the customer paid to Borrower as a deposit or progress payment for the manufacture of identified equipment, but only to the extent such security interests cover only the identified equipment, secure only those amounts, and do not have priority over the security interests of the Lender arising under this Agreement;
(l) Liens in favor of the Borrower or any of its Subsidiaries which do not encumber the Collateral, (m) Liens securing reimbursement obligations with respect to commercial letters of credit that encumber only the documents and, as a result thereof, other property relating to such letters of credit; (n) Liens on property or assets of a Person existing at the time such Person becomes a Subsidiary of the Borrower or merges into the Borrower, but only to the extent such Liens are not incurred in connection with, or in contemplation of, such Person's becoming a Subsidiary or merging into the Borrower; (o) such other Liens, if any, as are set forth on SCHEDULE 4.1.20 attached hereto and made a part hereof; and (p) any extensions, substitutions, replacements or renewals of the foregoing, to the extent such extensions, substitutions, replacements and renewals, to the extent the Lien does not cover any additional property or secure any additional debt.

                  "Permitted Uses" means the payment of expenses incurred in the ordinary course of the Borrower's business and the general corporate purposes of the Borrower which do not violate this Agreement.

                  "Person" means and includes an individual, a corporation, a partnership, a joint venture, a limited liability company or partnership, a trust, an unincorporated association, a Governmental Authority, or any other organization or entity.

                  "Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3 of ERISA.

                  "Post-Default Rate" means the Applicable Interest Rate in effect from time to time plus 200 basis points.

                  "Prime Rate" means the floating and fluctuating per annum prime commercial lending rate of interest of the Lender, as established and declared by the Lender at any time or from time to time. The Prime Rate shall be adjusted automatically, without notice, as of the effective date of any change in such prime commercial lending rate. The Prime Rate does not necessarily represent the lowest rate of interest charged by the Lender to borrowers.

                  "Proforma Financial Projections" has the meaning described in Section 4.1.12 (Proforma Financial Statements) below.

                  "Proforma Financial Statements" has the meaning described in Section 4.1.12 (Proforma Financial Statements) below.

                  "Purchase Money Security Interest" means the interest of the lessor under a Capital Lease and also means a purchase money security interest, attaching at the time of acquisition, in Equipment, or construction or improvement of any real or personal property, acquired after the date of this Agreement; provided, however, that (i) the indebtedness secured by any such security interest shall not exceed 100% of the cost of the property covered plus finance charges, fees, costs and expenses (including attorneys fees) of documentation, perfection, collection and enforcement, (ii) each such security interest shall attach only to the property so acquired for the purchase money for the property so acquired, constructed or improved, and (iii) the acquisition to which any such security interest relates shall not result in a Default or Event of Default under this Agreement.

                  "Receivable" means one of the Borrower's now owned and hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments; and "Receivables" means all of the Borrower's now or hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments, and all cash and non-cash proceeds and products thereof.

                  "Reportable Event" means any of the events set forth in
Section 4043(c) of ERISA or the regulations thereunder.

                  "Reserve Percentage" means, at any time, the then current maximum rate for which reserves (including any basic, supplemental, marginal and emergency reserves) are required to be maintained by member banks of the Federal Reserve System under Regulation D of the Board of Governors of the Federal Reserve System against "Eurocurrency liabilities", as that term is defined in Regulation D. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

                  "Responsible Officer" means the chief executive officer, the chief financial officer, any senior vice president or the president of the Borrower.

                  "Restricted Payment" shall have the meaning given that term and its constituent definitions in the Indenture on the Closing Date.

                  "Revolving Credit Commitment" means the agreement of the Lender relating to the making of the Revolving Loan and advances thereunder subject to and in accordance with the provisions of this Agreement.

                  "Revolving Credit Commitment Period" means the period of time from the Closing Date to the Business Day preceding the Revolving Credit Termination Date.

                  "Revolving Credit Committed Amount" has the meaning described in Section 2.1.1 (Revolving Credit Facility).

                  "Revolving Credit Expiration Date" means June 30, 2002, extending automatically for successive periods of one (1) year (but in no event later than June 30, 2007) unless the Lender in the exercise of its sole and absolute discretion has notified the Borrower, or the Borrower in the exercise of its sole and absolute discretion has notified the Lender, no later than the April 30, immediately preceding the next scheduled Revolving Credit Expiration Date of its intention to terminate the Revolving Credit Facility as of the next scheduled Revolving Credit Expiration Date.

                  "Revolving Credit Facility" means the facility established by the Lender pursuant to Section 2.1 (Revolving Credit Facility) of this Agreement.

                  "Revolving Credit Note" has the meaning described in
Section 2.1.3 (Revolving Credit Note).

                  "Revolving Credit Termination Date" means the earlier of (a) the Revolving Credit Expiration Date, or (b) the date on which the Revolving Credit Commitment is terminated pursuant to Section 7.2 or otherwise.

                   "Revolving Credit Unused Line Fee" and "Revolving Credit Unused Line Fees" have the meanings described in Section 2.1.5 (Revolving Credit Unused Line Fee).

                  "Revolving Loan" has the meaning described in Section 2.1.1 (Revolving Credit Facility).

                  "Revolving Loan Account" has the meaning described in
Section 2.1.4 (Revolving Loan Account).

                  "Securities" means the collective reference to each and every certificated or uncertificated security which constitutes a "security" under the provisions of Title 8 of the Uniform Commercial Code and to each and every "investment property" under the provisions of Title 9 of the Uniform Commercial Code (if that definition is included in that Title), and all proceeds (cash and non-cash) of the foregoing.

                  "Security Documents" means collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Lender on any real or personal property of any Person to secure all or any portion of the Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified, including, without limitation, this Agreement, the Mortgage, and the Assignment of Patents.

                  "Security Procedures" means the rules, policies and procedures adopted and implemented by the Lender and its Affiliates at any time and from time to time with respect to security procedures and measures relating to electronic funds transfers, all as the same may be amended, restated, supplemented, terminated, or otherwise modified at any time and from time to time by the Lender in its sole and absolute discretion.

                  "Senior Notes" means any and all 12-3/4% Senior Notes due 2007 to be issued from time to time under the Indenture, in the original principal amount of $70,000,000.

                  "Senior Notes Documents" means, collectively, the Offering Memorandum, the Indenture and the Senior Notes.

                  "Servicing Fee" and "Servicing Fees" have the meanings described in Section 2.4.4 (Servicing Fees).

                  "State" means the State of Maryland.

                  "Stir Melter" shall have the meaning set forth in Section 3.4.1(b).

                  "Subordinated Indebtedness" means all Indebtedness incurred at any time by the Borrower, which is in amounts, subject to repayment terms, and subordinated to the Obligations, as set forth in one or more written agreements, all in form and substance satisfactory to the Lender in its sole and absolute discretion.

                  "Subsidiary" means any corporation the majority of the voting shares of which at the time are owned directly by the Borrower and/or by one or more Subsidiaries of the Borrower.

                  "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on the Borrower or any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

                  "Trademarks" means and includes in each case whether now existing or hereafter arising, all of the Borrower's rights, title and interest in and to (a) any and all trademarks (including service marks), trade names and trade styles, and applications for registration thereof and the goodwill of the business symbolized by any of the foregoing, (b) any and all licenses of trademarks, service marks, trade names and/or trade styles, whether as licensor or licensee, (c) any renewals of any and all trademarks, service marks, trade names, trade styles and/or licenses of any of the foregoing, (d) income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims, and payments for past, present and future infringements thereof, (e) rights to sue for past, present and future infringements of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing, and (f) all rights corresponding to any of the foregoing throughout the world.

                  "Trustee" means United States Trust Company of New York and its successor and assigns as Trustee under the Indenture.

                  "Uniform Commercial Code" means, unless otherwise provided in this Agreement, the Uniform Commercial Code as adopted by and in effect from time to time in the State or in any other jurisdiction, as applicable.

                  "Unrestricted Proceeds" means $200,000 in the aggregate in any year for any event or any group of related event.

                  "Wholly Owned Subsidiary" means any domestic United States corporation all the shares of stock of all classes of which (other than directors' qualifying shares) at the time are owned directly or indirectly by the Borrower and/or by one or more Wholly Owned Subsidiaries of the Borrower.

                  "Wire Transfer Procedures" means the rules, policies and procedures adopted and implemented by the Lender and its Affiliates at any time and from time to time with respect to electronic funds transfers, including, without limitation, the Security Procedures, all as the same may be amended, restated, supplemented, terminated or otherwise modified at any time and from time to time by the Lender in its sole and absolute discretion.

         SECTION 1.2   ACCOUNTING TERMS AND OTHER DEFINITIONAL
                       PROVISIONS.

         Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP. All computations determining compliance with financial covenants, including definitions used therein and calculations made after the Closing Date, shall be made giving effect to GAAP as in effect on the Closing Date in determining the financial covenants contained in this Agreement. Unless otherwise defined herein, all terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.

                                    ARTICLE 2

                              THE CREDIT FACILITIES

         SECTION 2.1   THE REVOLVING CREDIT FACILITY.

                       2.1.1 REVOLVING CREDIT FACILITY. Subject to and upon the provisions of this Agreement, the Lender establishes a revolving credit facility in favor of the Borrower. The aggregate of all advances under the Revolving Credit Facility are sometimes referred to in this Agreement collectively as the "Revolving Loan".

         The principal amount of Ten Million Dollars ($10,000,000) is the "Revolving Credit Committed Amount". If at any time the unpaid principal balance of the Revolving Loan and of the Letter of Credit Obligations exceed the Revolving Credit Committed Amount in effect from time to time, the Borrower shall pay such excess to the Lender ON DEMAND.

         During the Revolving Credit Commitment Period, the Lender agrees to make advances under the Revolving Loan requested by the Borrower from time to time.

         Unless sooner paid, the unpaid Revolving Loan, together with interest accrued and unpaid thereon, and all other Obligations shall be due and payable in full on the Revolving Credit Expiration Date.

                       2.1.2 PROCEDURE FOR MAKING ADVANCES UNDER THE
                             REVOLVING LOAN; LENDER PROTECTION LOANS.

         The Borrower may borrow, prepay and reborrow under the Revolving Credit Commitment on any Business Day. Advances under the Revolving Loan shall be deposited to a demand deposit account of the Borrower with the Lender (or an Affiliate of the Lender) or shall be otherwise applied as directed by the Borrower, which direction the Lender may require to be in writing. No later than noon (Baltimore time) on the date of the requested borrowing, the Borrower shall give the Lender oral or written notice (a "Loan Notice") of the amount and (if requested by the Lender) the purpose of the requested borrowing. Any oral Loan Notice shall be confirmed in writing by the Borrower within three (3) Business Days after the making of the requested Revolving Loan. In addition, the Borrower hereby irrevocably authorizes the Lender at any time and from time to time, without further request from or notice to the Borrower, to make advances under the Revolving Loan which the

Lender, in its reasonable discretion, deems necessary or appropriate to protect the Lender's interests under this Agreement, including, without limitation, advances under the Revolving Loan made to cover debit balances in the Revolving Loan Account, principal of, and/or interest on, any Loan, any of the Obligations, and/or Enforcement Costs, prior to, on, or after the termination of other advances under this Agreement, regardless of whether the outstanding principal amount of the Revolving Loan which the Lender may make hereunder exceeds the Revolving Credit Committed Amount.

                   2.1.3 REVOLVING CREDIT NOTE. The obligation of the Borrower to pay the Revolving Loan, with interest, shall be evidenced by a promissory note (as from time to time extended, amended, restated, supplemented or otherwise modified, the "Revolving Credit Note") substantially in the form of EXHIBIT "A-1" attached hereto and made a part hereof, with appropriate insertions. The Revolving Credit Note shall be dated as of the Closing Date, shall be payable to the order of the Lender at the times provided in the Revolving Credit Note, and shall be in the principal amount of the Revolving Credit Committed Amount. The Borrower acknowledges and agrees that, if the outstanding principal balance of the Revolving Loan outstanding from time to time exceeds the face amount of the Revolving Credit Note, the excess shall bear interest at the Base Rate for the Revolving Loan and shall be payable, with accrued interest, ON DEMAND. The Revolving Credit Note shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement. On the first day of each month, the Borrower shall pay the Lender as part of the Obligations an amount equal to the additional interest which would have accrued on the Revolving Loan during the preceding month if prepayments of the Revolving Loan during the preceding month had been received one (1) Business Day subsequent to their actual receipt.

                   2.1.4 REVOLVING LOAN ACCOUNT. The Lender will establish and maintain a loan account on its books (the "Revolving Loan Account") to which the Lender will (a) DEBIT (i) the principal amount of each advance of the Revolving Loan made by the Lender hereunder as of the date made, (ii) the amount of any interest accrued on the Revolving Loan as and when due, and (iii) any other amounts due and payable by the Borrower to the Lender from time to time under the provisions of this Agreement in connection with the Revolving Loan, including, without limitation, Enforcement Costs, Fees, late charges, and service, collection and audit fees, as and when due and payable, and (b) CREDIT all payments made by the Borrower to the Lender on account of the Revolving Loan as of the date made including, without limitation, funds credited to the Revolving Loan Account from the Collateral Account. The Lender may debit the Revolving Loan Account for the amount of any Item of Payment which is returned to the Lender unpaid. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Lender in cash or solvent credits. Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be examined by the Borrower within ninety (90) days after receipt. If following that examination the Borrower believes those statements or reconciliations to be incorrect, the Borrower shall within five (5) Business Days after completion of its examination, notify the Lender of the Borrower's beliefs and the reasons therefor.

                   2.1.5 REVOLVING CREDIT UNUSED LINE FEE. The Borrower shall pay to the Lender a quarterly revolving credit facility fee (collectively, the "Revolving Credit Unused Line Fees" and individually, a "Revolving Credit Unused Line Fee") in an amount equal to one-quarter percent (0.25%) per annum of the average daily unused and undisbursed portion of the Revolving Credit Committed Amount in effect from time to time accruing during each calendar quarter in arrears. The accrued and unpaid portion of the Revolving Credit Unused Line Fee shall be paid by the Borrower to the Lender on the first day of each month, commencing on the first such date following the date hereof, and on the Revolving Credit Termination Date.

                   2.1.6 EARLY TERMINATION FEE. In the event of the termination by, or on behalf of, the Borrower, of the Revolving Credit Commitment, the Borrower shall pay a fee (the "Early Termination Fee") equal to following amount at the following times:

PERIOD                                             EARLY TERMINATION FEE
------                                             ---------------------

Closing Date through and
including June 30, 1998                                $75,000.00

July 1, 1998 through and
including June 30, 1999                                $50,000.00

July 1, 1999 through and
including June 30, 2000                                $35,000.00

Thereafter                                         No Early Termination Fee

Payment of the Revolving Loan in whole or in part by or on behalf of the Borrower, by court order or otherwise, following and as a result of the institution of any bankruptcy proceeding by or against the Borrower, shall be deemed to be a prepayment of the Revolving Loan subject to the Early Termination Fee provided in this subsection, except that there shall not, however, be an Early Termination Fee due if the termination of the Revolving Credit Commitment and repayment of the Revolving Credit Facility is made solely as a result of (i) the closing and consummation of an initial public offering of Securities by Holding which generates sufficient proceeds and is in fact used to repay all Obligations in full, (ii) acceleration of the Obligations by the Lender or demand for payment under Section 7.2.1,
(iii) the sale by the Borrower of all or substantially all of its Assets which generates sufficient proceeds and is in fact used to repay all Obligations in full, (iv) a simultaneous initial public offering of Borrower's common stock with net proceeds to the Parent and/or the Borrower of $25,000,000 or more, (v) the sale by Holdings of its securities or of all of the securities issued by the Borrower to Holding which generates sufficient proceeds and is in fact used to repay all Obligations in full, or (vi) the generation and retention of excess cash flow sufficient to have maintained the outstanding principal balance of the Revolving Loan at zero for at least one fiscal quarter and the Lender's reasonable satisfaction based on projections provided by the Borrower that there is no use, need for, or contemplation of senior debt (other than that evidenced by the Senior Notes) for the then next four (4) fiscal quarters.

         SECTION 2.2  THE LETTER OF CREDIT FACILITY.
                      -----------------------------

                   2.2.1 LETTERS OF CREDIT. Subject to and upon the provisions of this Agreement, and as a part of the Revolving Credit Commitment, the Borrower may, upon the prior approval of the Lender, obtain standby letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a "Letter of Credit" and collectively the "Letters of Credit") from the Lender from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination Date. The Borrower will not be entitled to obtain a Letter of Credit hereunder unless (a) after giving effect to the request, the outstanding principal balance of the Revolving Loan and of the Letter of Credit Obligations would not exceed the Revolving Credit Committed Amount, and (b) the sum of the aggregate face amount of the then outstanding Letters of Credit (including the face amount of the requested Letter of Credit) does not exceed Five Million Dollars ($5,000,000).

                   2.2.2 LETTER OF CREDIT FEES. Prior to or simultaneously with the opening of each Letter of Credit, the Borrower shall pay to the Lender, a letter of credit fee (each a "Letter of Credit Fee" and collectively the "Letter of Credit Fees") in an amount equal to 200 basis points per annum of the amount of the Letter of Credit, based on a term beginning with the date of issuance and ending on the expiration date of the Letter of Credit. Such Letter of Credit Fees shall be paid upon the opening of the Letter of Credit and upon each anniversary thereof, if any. In addition, the Borrower shall pay to the Lender any and all additional issuance, negotiation, processing, transfer or other fees to the extent and as and when required by the provisions of any Letter of Credit Agreement, which shall be no greater than the fees therefor customarily charged by the Lender; such additional fees are included in and a part of the "Fees" payable by the Borrower under the provisions of this Agreement.

                   2.2.3 TERMS OF LETTERS OF CREDIT. Each Letter of Credit shall
(a) be opened pursuant to a Letter of Credit Agreement, and (b) expire on a date not later than the Business Day preceding the Revolving Credit Expiration Date; provided, however, if any Letter of Credit does have an expiration date later than the Business Day preceding the Revolving Credit Termination Date, as of the Business Day preceding the Revolving Credit Termination Date an advance of the Revolving Credit Facility shall be made by the Lender in the face amount of such Letter of Credit (or Letters of Credit) and the proceeds thereof shall be deposited in an interest bearing account selected by the Lender titled in the name of the Lender as trustee for the Borrower. The proceeds of the trustee account referred to in the immediately preceding sentence shall be held as collateral for the Letter of Credit (or Letters of Credit) and in the event of a draw under the Letter of Credit (or Letters of Credit), used to pay any such draw. The aggregate face amount of all Letters of Credit at any one time outstanding and issued by the Lender pursuant to the provisions of this Agreement, plus the amount of any unpaid Letter of Credit Fees accrued or scheduled to accrue thereon, and less the aggregate amount of all drafts issued under or purporting to have been issued under such Letters of Credit that have been paid by the Lender, is herein called the "Outstanding Letter of Credit Obligations".

                   2.2.4 PROCEDURE FOR LETTERS OF CREDIT. The Borrower shall give the Lender written notice at least three (3) Business Days prior to the date on which a Letter of Credit is requested to be opened of their request for a Letter of Credit. Such notice shall be accompanied by a duly executed and delivered Letter of Credit Agreement. Upon receipt of the Letter of Credit Agreement and the Letter of Credit Fee, the Lender shall process such Letter of Credit Agreement in accordance with its customary procedures and open such Letter of Credit on the Business Day specified in such notice.

                   2.2.5 CHANGE IN LAW; INCREASED COST. If any change in any law or regulation or in the interpretation thereof by any court or other Governmental Authority charged with the administration thereof shall either (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against Letters of Credit issued by the Lender, or (b) impose on the Lender any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clauses (a) or (b) above shall be to increase the cost to the Lender of issuing, maintaining or extending the Letter of Credit or the cost to the Lender of funding any obligation under or in connection with the Letter of Credit, then, upon the earlier of thirty (30) days after demand therefor by the Lender or the Revolving Credit Termination Date, the Borrower shall immediately pay to the Lender from time to time as specified by the Lender, additional amounts which shall be sufficient to compensate the Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the then highest current rate of interest on the Revolving Loan. A certificate as to such increased cost incurred by the Lender, submitted by the Lender to the Borrower, shall be conclusive, absent manifest error.

         SECTION 2.3  INTEREST.

              2.3.1 APPLICABLE INTEREST RATES.

                   (a) Each Loan shall bear interest until maturity (whether by acceleration, declaration, extension or otherwise) at either the Base Rate or the LIBOR Rate, as selected and specified by the Borrower in an Interest Rate Election Notice furnished to the Lender in accordance with the provisions of
Section 2.3.2(e), or as otherwise determined in accordance with the provisions of this Section 2.3, and as may be adjusted from time to time in accordance with the provisions of Section 2.3.3.

                   (b) Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, at the option of the Lender, all Loans and all other Obligations shall bear interest at the Post-Default Rate.

                   (c) The Applicable Margin for (i) LIBOR Loans shall be 200 basis points per annum, and (ii) Base Rate Loans shall be zero basis points per annum.

              2.3.2  SELECTION OF INTEREST RATES.

                   (a) The Borrower may select the initial Applicable Interest Rate or Applicable Interest Rates to be charged on the Loans.

                   (b) From time to time after the date of this Agreement as provided in this Section, by a proper and timely Interest Rate Election Notice furnished to the Lender in accordance with the provisions of Section 2.3.2(e), the Borrower may select an initial Applicable Interest Rate or Applicable Interest Rates for any Loans or may convert the Applicable Interest Rate and, when applicable, the Interest Period, for any existing Loan to any other Applicable Interest Rate or, when applicable, any other Interest Period.

                   (c) The Borrower's selection of an Applicable Interest Rate and/or an Interest Period, the Borrower's election to convert an Applicable Interest Rate and/or an Interest Period to another Applicable Interest Rate or Interest Period, and any other adjustments in an interest rate are subject to the following limitations:

                  (i) the Borrower shall not at any time select or change to an Interest Period that extends beyond the Revolving Credit Expiration Date in the case of the Revolving Loan,

                  (ii) except as otherwise provided in Section 2.3.4, no change from the LIBOR Rate to the Base Rate shall become effective on a day other than a Business Day and on a day which is the last day of the then current Interest Period, no change of an Interest Period shall become effective on a day other than the last day of the then current Interest Period, and no change from the Base Rate to the LIBOR Rate shall become effective on a day other than a day which is a Eurodollar Business Day.

                  (iii) any Applicable Interest Rate change for any Loan to be effective on a date on which any principal payment on account of such Loan is scheduled to be paid shall be made only after such payment shall have been made,

                  (iv) no more than three (3) different LIBOR Rates may be outstanding at any time and from time to time with respect to the Revolving Loan,

                  (v) the first day of each Interest Period shall be a Eurodollar Business Day,

                  (vi) as of the effective date of a selection, there shall not exist a Default or an Event of Default, and

                  (vii) the minimum principal amount of a LIBOR Loan shall be Five Hundred Dollars ($500,000).

                   (d) If a request for an advance under the Loans is not accompanied by an Interest Rate Election Notice or does not otherwise include a selection of an Applicable Interest Rate and, if applicable, an Interest Period, or if, after having made a selection of an Applicable Interest Rate and, if applicable, an Interest Period, the Borrower fails or is not otherwise entitled under the provisions of this Agreement to continue such Applicable Interest Rate or Interest Period, the Borrower shall be deemed to have selected the Base Rate as the Applicable Interest Rate until such time as the Borrower has selected a different Applicable Interest Rate and specified an Interest Period in accordance with, and subject to, the provisions of this Section.

                   (e) The Lender will not be obligated to make Loans, to convert the Applicable Interest Rate on Loans to another

Applicable Interest Rate, or to change Interest Periods, unless the Lender shall have received an irrevocable written or telephonic notice (an "Interest Rate Election Notice") from the Borrower specifying the following information:

                  (i) the amount to be borrowed or converted,

                  (ii) a selection of the Base Rate or the LIBOR Rate,

                  (iii) the length of the Interest Period if the Applicable Interest Rate selected is the LIBOR Rate, and

                  (iv) the requested date on which such election is to be effective.

Any telephonic notice must be confirmed in writing within three (3) Business Days. Each Interest Rate Election Notice must be received by the Lender not later than noon (Baltimore City time) on the Business Day of any requested borrowing or conversion in the case of a selection of the Base Rate and not later than noon (Baltimore City time) on the third Business Day before the effective date of any requested borrowing or conversion in the case of a selection of the LIBOR Rate.

                   2.3.3 INABILITY TO DETERMINE LIBOR BASE RATE. In the event that (i) the Lender shall have determined that, by reason of circumstances affecting the London interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBOR Base Rate for any requested Interest Period with respect to a Loan the Borrower has requested to be made as or to be converted to a LIBOR Loan or (ii) the Lender shall determine that the LIBOR Base Rate for any requested Interest Period with respect to a Loan the Borrower has requested to be made as or to be converted to a LIBOR Loan does not adequately and fairly reflect the cost to the Lender of funding or converting such Loan, the Lender shall give telephonic or written notice of such determination to the Borrower at least one (1) day prior to the proposed date for funding or converting such Loan. If such notice is given, any request for a LIBOR Loan shall be made as or converted to a Base Rate Loan. Until such notice has been withdrawn by the Lender, the Borrower will not request that any Loan be made as or converted to a LIBOR Loan.

                   2.3.4 INDEMNITY. The Borrower agrees to indemnify and reimburse the Lender and to hold the Lender harmless from any loss, cost (including administrative costs) or expense which the Lender may sustain or incur as a consequence of (a) a default by the Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (b) the failure of the Borrower to make, or convert the Applicable Interest Rate of, a Loan after the Borrower has given a Loan Notice or an Interest Rate Election Notice, (c) the failure of the Borrower to make any prepayment of a LIBOR Loan after the Borrower has given notice of such intention to make such a prepayment, and/or
(d) the making by the Borrower of a prepayment of a LIBOR Loan on a day which is not the last day of the Interest Period for such LIBOR Loan, including, without limitation, any such loss or expense arising from the reemployment of funds obtained by the Lender to maintain any LIBOR Loan or from fees payable to terminate the deposits from which such funds were obtained. This agreement and covenant of the Borrower shall survive termination or expiration of this Agreement and payment of the other Obligations.

                   2.3.5 PAYMENT OF INTEREST.

                         (a) Unpaid and accrued interest on any advance of the
Revolving Loan which consists of a Base Rate Loan shall be paid monthly, in arrears, on the first day of each calendar month, commencing on the first such date after the date of this Agreement, and on the first day of each calendar month thereafter, and at maturity (whether by acceleration, declaration, extension or otherwise).

                         (b) Notwithstanding the foregoing, any and all unpaid
and accrued interest on any Base Rate Loan converted to a Eurodollar Loan or prepaid shall be paid immediately upon such conversion and/or prepayment, as appropriate.

                         (c) Unpaid and accrued interest on any LIBOR Loan shall
be paid on the last Business Day of each Interest Period for such LIBOR Loan (and, in addition, for an Interest Period of 180 days, on the first Business Day after the 89th day after the commencement of the Interest Period and for an Interest Period of 360 days, on the first Business Day after the 89th day, on the first Business Day after 179th day and on the on the first Business Day after the 269th day after the commencement of the Interest Period) and at maturity (whether by acceleration, declaration, extension or otherwise); provided, however that any and all unpaid and accrued interest on any LIBOR Loan prepaid prior to expiration of the then current Interest Period for such LIBOR Loan shall be paid immediately upon prepayment.

                   SECTION 2.4 GENERAL FINANCING PROVISIONS.

                         2.4.1 BORROWER'S REPRESENTATIVES. The Lender is
hereby irrevocably authorized by the Borrower to make advances under the Loans to the Borrower pursuant to the provisions of this Agreement upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of the Borrower under the provisions of the most recent "Certificate" of corporate resolutions of the Borrower on file with the Lender or who is an officer or employee of the Borrower whom a Responsible

Officer from time to time authorizes in writing to do so. The Lender does not and shall not assume any responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Lender and the Borrower in connection with the Credit Facilities, any Loan or any other transaction in connection with the provisions of this Agreement.

                   2.4.2 USE OF PROCEEDS OF THE LOANS. The proceeds of each advance under the Loans shall be used by the Borrower for Permitted Uses, and for no other purposes except as may otherwise be agreed by the Lender in writing. The Borrower shall use the proceeds of the Loans promptly.

                   2.4.3 ORIGINATION FEE. The Borrower shall pay to the Lender on or before the Closing Date a loan origination fee (the "Origination Fee") in the amount of Fifty Thousand Dollars ($50,000), which fee has been fully earned and is non-refundable.

                   2.4.4 SERVICING FEES. The Borrower shall pay to the Lender an annual servicing fee (collectively, the "Servicing Fees" and individually a "Servicing Fee") in the amount of $10,000 which shall be deemed earned on the Closing Date and on each anniversary of the Closing Date, and which shall be payable in installments of $2,500 each, the first installment being due on the Closing Date and subsequent installments being due on the first day of each September, December, March and June thereafter, with any unpaid installments being due and payable on the Revolving Credit Termination Date.

                   2.4.5 COMPUTATION OF INTEREST AND FEES. All applicable Fees and interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Any change in the interest rate on any of the Obligations resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate is announced.

                   2.4.6 PAYMENTS. All payments of the Obligations, including, without limitation, principal, interest, prepayments, and Fees, shall be paid by the Borrower without setoff, recoupment or counterclaim to the Lender in immediately available funds not later than 12:00 noon, Baltimore, Maryland time on the due date of such payment. All such payments shall be made to the Lender's principal office in Baltimore, Maryland or at such other location as the Lender may at any time and from time to time notify the Borrower. Alternatively, at its sole discretion, the Lender may charge any deposit account of the Borrower at the Lender or any Affiliate of the Lender with all or any part of any amount due to the Lender under this Agreement or any of the other Financing Documents to the extent that the Borrower shall have not otherwise tendered payment to the Lender. All payments shall be applied first to any unpaid Fees, second to any and all accrued and unpaid late charges and Enforcement Costs, third to any and all accrued and unpaid interest on the Obligations, and then to the then unpaid principal balance of the Obligations, all in such order and manner as shall be determined by the Lender in its sole and absolute discretion.

                   2.4.7 LIENS; SETOFF. In addition to the Liens set forth in
ARTICLE 3, the Borrower hereby grants to the Lender as additional collateral and security for all of the Obligations, a continuing Lien on any and all monies, Securities, and other personal property of the Borrower and any and all proceeds thereof, now or hereafter held or received by, or in transit to, the Lender or any Affiliate of the Lender from, or for the account of, the Borrower, and also upon any and all depository accounts (whether general or special) and credits of the Borrower, if any, with the Lender or any Affiliate of the Lender, at any time existing, excluding any depository accounts held by the Borrower in its capacity as trustee for Persons who are not Affiliates of the Borrower. Without implying any limitation on any other rights the Lender may have under the Financing Documents or applicable Laws, during the continuance of an Event of Default, the Lender is hereby authorized by the Borrower at any time and from time to time at the Lender's option, without notice to, or consent of, the Borrower, to set off, appropriate, seize, freeze and apply any or all items hereinabove referred to against all Obligations then outstanding (whether or not then due), all in such order and manner as shall be determined by the Lender in its sole and absolute discretion. The Lender shall promptly after taking such action give the Borrower notice thereof by fax or telephone advice or overnight messenger.

                   2.4.8 REQUIREMENTS OF LAW. In the event that the Lender shall have determined in good faith that (a) the adoption of any Laws regarding capital adequacy, or (b) any change in such Laws or in the interpretation or application thereof or (c) compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority or central bank, does or shall have the effect of reducing the rate of return on the capital of the Lender or such controlling corporation as a consequence of the Lender's obligations under this Agreement to a level below that which the Lender or such corporation would have achieved but for such adoption, change or compliance (taking into consideration the policies of the Lender and its controlling corporation with respect to capital adequacy) by an amount deemed by the Lender, in its discretion, to be material, then from time to time, after submission by the Lender to the Borrower of a written request therefor and a statement of the basis for the Lender's determination, the Borrower shall pay to the Lender, upon the earlier of thirty (30) days after demand by the Lender therefor or the Revolving Credit Termination Date, such additional amount or amounts in order to compensate the Lender or its controlling corporation for any such reduction.

                   2.4.9 FUNDS TRANSFER SERVICES.

                        (a) The Borrower has requested that the Lender and its Affiliates make available to the Borrower electronic funds transfer services and related security measures in connection with the Obligations. A copy of the Lender's current Wire Transfer Procedures, including the Security Procedures, is attached to this Agreement as EXHIBIT B. The Borrower acknowledges and agrees that all electronic funds transfers made by the Lender or any Affiliate of the Lender to, or for the account of, the Borrower shall be governed by, and subject to, the Wire Transfer Procedures and the Security Procedures in effect from time to time. The Borrower and the Lender agree that the current Wire Transfer Procedures and the Security Procedures are commercially reasonable. The Borrower further acknowledges and agrees, however, that the full scope of the Security Procedures which the Lender and its Affiliates offer and strongly recommend for electronic funds transfers is available only if the Borrower communicates directly with the Lender or its Affiliate, as applicable, in accordance with and as required by the Wire Transfer Procedures and the Security Procedures. If the Borrower attempts to communicate with the Lender or any Affiliate of the Lender by any other method or otherwise does not communicate with the Lender and/or its Affiliate, as appropriate, in accordance with the Wire Transfer Procedures and the Security Procedures, the Lender and/or its Affiliate, as applicable, shall not be required to execute the instructions of the Borrower, but if the Lender or such Affiliate, as applicable, does so, the Borrower will be deemed to have refused and waived the Security Procedures that the Lender or its Affiliate, as applicable, offers and strongly recommends, and the Borrower will be bound by any funds transfer, whether or not authorized, which is issued in the Borrower's name and accepted by the Lender or any Affiliate, as applicable, in good faith. The Lender or its Affiliate, as applicable, may modify the Wire Transfer Procedures including, without limitation, the Security Procedures at such time or times and in such manner as the Lender and/or any Affiliate of the Lender, as applicable, in its or their sole and absolute discretion, deems appropriate to meet then prevailing standards of good banking practice. The Lender shall notify the Borrower of any material change or modification to the Wire Transfer Procedures and/or the Security Procedures. By continuing to use the wire transfer services of the Lender and/or any Affiliate of the Lender following notice to the Borrower of any such change or modification to the Wire Transfer Procedures and/or the Security Procedures, the Borrower shall be deemed automatically to have agreed to the Wire Transfer Procedures and the Security Procedures, as changed and/or modified and to have further agreed that the Wire Transfer Procedures and the Security Procedures, as changed and/or modified, are likewise commercially reasonable. The Borrower further agrees to establish and maintain procedures to safeguard the Security Procedures and any information related thereto. Neither the Lender nor any Affiliate of the Lender is responsible for detecting any error in any payment order sent by the Borrower to the Lender or any Affiliate of the Lender.

                    (b) The Lender and its Affiliates, as applicable, will generally use the Fedwire funds transfer system for domestic funds transfers, and the funds transfer system operated by the Society for Worldwide International Financial Telecommunication (SWIFT) for international funds transfers. International funds transfers may also be initiated through the Clearing House InterBank Payment System (CHIPs) or international cable. However, the Lender and/or its Affiliates, as applicable, may use any means and routes that the Lender or any such Affiliate, as applicable, in its sole discretion, may consider suitable for the transmission of funds. Each payment order, or cancellation thereof, carried out through a funds transfer system or a clearinghouse will be governed by all applicable funds transfer system rules and clearing house rules and clearing arrangements, whether or not the Lender or any Affiliate, as applicable, is a member of the system, clearinghouse or arrangement and the Borrower acknowledges that the right of the Lender or any Affiliate, as applicable, to reverse, adjust, stop payment or delay posting of an executed payment order is subject to the Laws, regulations, rules, circulars and arrangements described herein.

                                    ARTICLE 3

                                 THE COLLATERAL

         SECTION 3.1 DEBT AND OBLIGATIONS SECURED. All property and Liens assigned, pledged or otherwise granted under or in connection with this Agreement (including, without limitation, those under Section 3.2 (Grant of Liens) below) or any of the Financing Documents shall secure (a) the payment of all of the Obligations, and (b) the performance, compliance with and observance by the Borrower of the provisions of this Agreement and all of the other Financing Documents or otherwise under the Obligations.

         SECTION 3.2 GRANT OF LIENS. The Borrower hereby assigns, pledges and grants to the Lender, and agrees that the Lender shall have a perfected and continuing security interest in, and Lien on, (a) all of the Borrower's Accounts, Inventory, Chattel Paper, Documents, Instruments, Equipment, Securities, and General Intangibles, whether now owned or existing or hereafter acquired or arising, (b) all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an Account or Chattel Paper, (c) all insurance policies relating to the foregoing, (d) all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all Equipment and General Intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and (e) all cash and non-cash proceeds and products of the foregoing. The Borrower further agrees that the Lender shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code as well as those provided in this Agreement, under each of the other Financing Documents and under applicable Laws.

         Notwithstanding any other provision of this Agreement and the other Security Documents, the Lender agrees that it will not record the Assignment of Patents except during the continuance of an Event of Default and that the failure of the Lender to have a perfected security interest in the Patents and Trademarks until such recording shall not be breach of any provision of this Agreement or the other Financing Documents.

         SECTION 3.3 COLLATERAL DISCLOSURE LIST. On or prior to the Closing Date, the Borrower shall deliver to the Lender a list (the "Collateral Disclosure List") which shall contain such information with respect to the Borrower's business and real and personal property as the Lender may require and shall be certified by a Responsible Officer of the Borrower, all in the form provided to the Borrower by the Lender. Promptly after demand by the Lender, the Borrower shall furnish to the Lender an update of the information contained in the Collateral Disclosure List at any time and from time to time as may be requested by the Lender.

         SECTION 3.4 PERSONAL PROPERTY. The Borrower acknowledges and agrees that it is the intention of the parties to this Agreement that the Lender shall have a first priority, perfected Lien, in form and substance satisfactory to the Lender and its counsel, on all of the Borrower's personal property of any kind and nature whatsoever, whether now owned or hereafter acquired, subject only to the Permitted Liens, if any. In furtherance of the foregoing:

                   3.4.1 SECURITIES, CHATTEL PAPER, PROMISSORY NOTES, ETC.

                         (a)     On the Closing Date and without implying
any limitation on the scope of Section 3.2 (Grant of Liens) above, the Borrower shall deliver to the Lender all originals of all of the Borrower's letters of credit, stock certificates, Chattel Paper, Documents and Instruments and, if the Lender so requires, shall execute and deliver to the Lender separate pledges, assignments and security agreements in form and content acceptable to the Lender, which pledges, assignments and security agreements shall assign, pledge and grant a Lien to the Lender on all letters of credit, stock certificates, Chattel Paper, Documents, and Instruments.

                          (b)     The Borrower acknowledges and agrees that
its Securities include, without limitation, one hundred percent

(100%) of the equity interests of Stir-Melter, Inc., a corporation organized under the Laws of the State of Delaware ("Stir Melter"). During the continuance of an Event of Default, the Borrower shall receive no dividend or distribution or other benefit with respect to Stir Melter without the Lender's prior written consent, and shall not vote, consent, waive or ratify any action taken, which would violate or be inconsistent with any of the terms and provisions of this Agreement or any of the other Financing Documents or which would materially impair the position or interest of the Lender in the such Securities or dilute the percentage of the ownership interests of Stir Melter pledged to the Lender hereunder, except as expressly permitted by this Agreement.

                        (c) In the event that the Borrower shall acquire after the Closing Date any letters of credit, Securities, Chattel Paper, Documents, or Instruments, the Borrower shall promptly so notify the Lender and deliver the originals of all of the foregoing to the Lender promptly and in any event within ten (10) days of each acquisition.

                         (d) All letters of credit, stock certificates, Chattel
Paper, Documents and Instruments shall be delivered to the Lender endorsed and/or assigned as required by any pledge, assignment and security agreement and/or as the Lender may require and, if applicable, shall be accompanied by blank irrevocable and unconditional stock or bond powers and/or notices as the Lender may require.

                   3.4.2 PATENTS, COPYRIGHTS AND OTHER PROPERTY REQUIRING
                         ADDITIONAL STEPS TO PERFECT.

         On the Closing Date and without implying any limitation on the scope of
Section 3.2 above, the Borrower shall execute and deliver all Financing Documents and take all actions requested by the Lender in order to perfect a first priority assignment of Patents, Copyrights, Trademarks or any other type or kind of intellectual property acquired by the Borrower after the Closing Date.

         SECTION 3.5 RECORD SEARCHES. As of the Closing Date and thereafter at the time any Financing Document is executed and delivered by the Borrower pursuant to this Section, the Lender shall have received, in form and substance satisfactory to the Lender, such Lien or record searches with respect to the Borrower and/or any other Person, as appropriate, and the property covered by such Financing Document showing that the Lien of such Financing Document will be a perfected first priority Lien on the property covered by such Financing Document subject only to Permitted Liens or to such other matters as the Lender may approve.

         SECTION 3.6 REAL PROPERTY. The Borrower acknowledges and agrees that it is the intention of the parties to this Agreement that the Lender shall have a first priority, perfected Lien, in form and substance satisfactory to the Lender and its counsel, on all of the Borrower's real property of any kind and nature whatsoever, whether now owned or hereafter acquired, subject only to the Permitted Liens, if any. In furtherance of the foregoing:

                  With respect to each parcel of real property now owned by the Borrower, the Borrower shall on the Closing Date execute and deliver a deed of trust or a mortgage or other document, as appropriate, which deed of trust, mortgage and/or other document shall be included among the Financing Documents.

                  With respect to real property acquired by the Borrower after the Closing Date, the Borrower shall, promptly after acquisition thereof, grant a Lien covering such real property to the Lender under the provisions of a mortgage, deed of trust or other document, as appropriate. Each Financing Document to be executed and delivered pursuant hereto shall:

                  (a) be in form and substance reasonably satisfactory to the Lender;

                  (b) create a first priority Lien in such real property in favor of the Lender subject only to Permitted Liens, zoning ordinances, and such other matters as the Lender may approve;

                  (c) except for the Mortgaged Property, be accompanied by a current appraisal of the fair market value of the subject real property prepared by appraisers reasonably satisfactory to the Lender;

                  (d) be accompanied by a current survey reasonably satisfactory in all respects to the Lender of the subject real property, prepared by a registered land surveyor or engineer reasonably satisfactory to the Lender;

                  (e) be accompanied by evidence reasonably satisfactory to the Lender regarding the current and past pollution control practices at such real property in connection with the discharge, emission, handling, disposal or existence of Hazardous Materials, which may include, at the Lender's request, an environmental audit of such real property prepared by a person or firm acceptable to the Lender;

                  (f) be accompanied by a mortgagee's title insurance policy or marked-up unconditional commitment or binder for such insurance in form and substance reasonably satisfactory to the Lender and issued by a title insurance company reasonably satisfactory to the Lender; and

                  (g) upon request of the Lender, be accompanied by a signed opinion of counsel, in form and substance reasonably satisfactory to the Lender, and from counsel, satisfactory to the Lender, licensed to practice in the state where the subject real property is located.

         SECTION 3.7 COSTS. The Borrower agrees to pay, as part of the Enforcement Costs and to the fullest extent permitted by applicable Laws, on demand all reasonable costs, fees and expenses incurred by the Lender in connection with the taking, perfection, preservation, protection and/or release of a Lien on the Collateral, including, without limitation:

                  (a) customary fees and expenses incurred in preparing Financing Documents from time to time (including, without limitation, reasonable attorneys' fees incurred in connection with preparing the Financing Documents);

                  (b) all filing and/or recording taxes or fees;

                  (c) all title insurance premiums and costs;

                  (d) all costs of Lien and record searches;

                  (e) reasonable attorneys' fees in connection with all legal opinions required;

                  (f) appraisal and/or survey costs; and

                  (g) all related costs, fees and expenses.

         SECTION 3.8 RELEASE. Upon the indefeasible repayment in full in cash of the Obligations and performance of all Obligations of the Borrower (other than Contingent Indemnification Obligations) under this Agreement and all other Financing Documents, the termination and/or expiration of the Commitment and all Letter of Credit Obligations, upon the Borrower's request and at the Borrower's sole cost and expense, the Lender shall release and/or terminate any Financing Document but only if and provided that there is no commitment or obligation (whether or not conditional) of the Lender to re-advance amounts which would be secured thereby.

         SECTION 3.9 INCONSISTENT PROVISIONS. In the event that the provisions of any Financing Document directly conflict with any provision of this Agreement, the provisions of this Agreement govern.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.1 REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lender, as follows:

                   4.1.1 SUBSIDIARIES. Except as acquired or created as permitted by this Agreement, the Borrower has the Subsidiaries listed on the Collateral Disclosure List attached hereto and made a part hereof and no others. As of the Closing Date, each of the Subsidiaries is a Wholly Owned Subsidiary except as shown on the Collateral Disclosure List, which correctly indicates the nature and amount of the Borrower's ownership interests therein.

                   4.1.2 GOOD STANDING. Each of the Borrower and its Subsidiaries (a) is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary and in which the failure to qualify would materially adversely affect the business, operations or properties of the Borrower and/or their Subsidiaries.

                   4.1.3 POWER AND AUTHORITY. The Borrower has full corporate power and authority to execute and deliver this Agreement, the other Financing Documents to which it is a party, to make the borrowings under this Agreement, and to incur and perform the Obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or any creditors of the Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of the Borrower, is required as a condition to the execution, delivery, validity or enforceability of this Agreement, the other Financing Documents, the performance by the Borrower of the Obligations.

                   4.1.4 BINDING AGREEMENTS. This Agreement and the other Financing Documents executed and delivered by the Borrower have been properly executed and delivered and constitute the valid and legally binding obligations of the Borrower and are fully enforceable against the Borrower in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.

                   4.1.5 NO CONFLICTS. Neither the execution, delivery and performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by the Borrower nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by (a) the Borrower's charter or bylaws, (b) any existing mortgage, indenture, contract or agreement binding on the Borrower or affecting its property, or (c) any Laws.

                   4.1.6 NO DEFAULTS, VIOLATIONS.

                        (a) No Default or Event of Default has occurred and is continuing.

                        (b) Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property in any respect which could be materially adverse to the business, operations, property or financial condition of the Borrower, or which could materially adversely affect the ability of the Borrower to perform its obligations under this Agreement or the other Financing Documents, to which the Borrower is a party.

                   4.1.7 COMPLIANCE WITH LAWS. Neither the Borrower nor any of its Subsidiaries is in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting the Borrower or any of its properties, the violation of which, considered in the aggregate, could materially adversely affect the business, operations or properties of the Borrower and/or its Subsidiaries, the violation of which, considered in the aggregate would materially adversely affect the business, operations or properties of the Borrower and/or their Subsidiaries.

                   4.1.8 MARGIN STOCK. None of the proceeds of the Loans will be used, directly or indirectly, by the Borrower or any Subsidiary for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System or for any other purpose which might make the transactions contemplated in this Agreement a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

                   4.1.9 INVESTMENT COMPANY ACT; MARGIN SECURITIES.

         Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company

Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of said Act. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System.

                   4.1.10 LITIGATION. Except as otherwise disclosed to the Lender on SCHEDULE 4.1.10 attached to and made a part of this Agreement, there are no proceedings, actions or investigations pending or, so far as the Borrower knows, threatened before or by any court, arbitrator or any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of the Borrower or any Subsidiary, would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of the Borrower.

                   4.1.11 FINANCIAL CONDITION. The consolidated financial statements of the Borrower dated March 31, 1997, fairly present in all material respects the financial position of the Borrower and its Subsidiaries and the results of their operations and transactions in their surplus accounts as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject to year-end adjustments and footnotes. There are no liabilities, direct or indirect, fixed or contingent, of the Borrower or its Subsidiaries as of the date of such financial statements which are not reflected therein or in the notes thereto. There has been no material adverse change in the financial condition or operations of the Borrower or its Subsidiaries since the date of such financial statements and to the Borrower's knowledge no such adverse change is pending or threatened. Neither the Borrower nor any Subsidiary has guaranteed the obligations of, or made any investment in or advances to, any Person, except as disclosed in such financial statements. The representations and warranties contained in this Section shall also cover financial statements of the Borrower furnished from time to time to the Lender pursuant to Section 6.1.1 (Financial Statements) of this Agreement.

                   4.1.12 PROFORMA FINANCIAL STATEMENTS. The Offering Memorandum contains a proforma consolidated and consolidating balance sheet of Holding and its Subsidiaries as of immediately after consummation of the Merger Agreement Transactions and the transactions incident thereto (the "Proforma Balance Sheet"). The Borrower has furnished to the Lender proforma financial projections for the five (5) year period subsequent to the closing of the Merger Agreement Transactions (the "Proforma Financial Projections"). The Proforma Balance Sheet has been prepared substantially in accordance with GAAP, and fairly presents the consolidated financial condition of the Borrower and its Subsidiaries as of immediately after consummation of the Merger Agreement Transactions, this Agreement and the transactions incident thereto. The Proforma Financial Projections represent the Borrower's good faith estimate of the future operations of the Borrower and are based on reasonable and conservative assumptions of the Borrower.

                   4.1.13 FULL DISCLOSURE. The financial statements referred to in Section 4.1.11 (Financial Condition) of this Agreement, the Financing Documents (including, without limitation, this Agreement), and the written statements, reports or certificates furnished by the Borrower in connection with the Financing Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. The budgets and projections under Section 6.1.1(f) represent the Borrower's good faith estimate of the future operations of the Borrower.

                   4.1.14 INDEBTEDNESS FOR BORROWED MONEY. Except for the Obligations and the indebtedness under the Senior Notes, and except as set forth in SCHEDULE 4.1.14 attached to and made a part of this Agreement, the Borrower has no Indebtedness for Borrowed Money. The Lender has received photocopies of all promissory notes evidencing any Indebtedness for Borrowed Money set forth in SCHEDULE 4.1.14, together with any and all subordination agreements, other agreements, documents, or instruments securing, evidencing, guarantying or otherwise executed and delivered in connection therewith.

                   4.1.15 TAXES. Each of the Borrower and its Subsidiaries has filed all returns, reports and forms for Taxes which, to the knowledge of the Borrower, are required to be filed, and has paid all Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by the Borrower, such Taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefor have been established as required under GAAP. All tax liabilities of the Borrower were as of the date of audited financial statements referred to in Section 4.1.11 (Financial Condition) above, and are now, adequately provided for on the books of the Borrower or its Subsidiaries, as appropriate. As of the Closing Date, no tax liability has been asserted by the Internal Revenue Service or any state or local authority against the Borrower for Taxes in excess of those already paid.

                   4.1.16 ERISA. With respect to any "pension plan" as defined in SECTION 3(2) of ERISA, which plan is now or previously has been maintained or contributed to by the Borrower and/or by any commonly controlled entity: (a) no "accumulated funding deficiency" as defined in Code Section 412 or ERISA Section 302 in a material amount has occurred, whether or not that accumulated funding deficiency has been waived; (b) no Reportable Event has occurred that will have Material Adverse Effect; (c) no termination of any plan subject to Title IV of ERISA has occurred that will have Material Adverse Effect; (d) neither the Borrower nor any commonly controlled entity (as defined under ERISA) has incurred a "complete withdrawal" within the meaning of ERISA Section 4203 from any Multiemployer Plan that will have Material Adverse Effect; (e) neither the Borrower nor any commonly controlled entity has incurred a "partial withdrawal" within the meaning of ERISA Section 4205 with respect to any Multiemployer Plan; (f) no Multiemployer Plan to which the Borrower or any commonly controlled entity has an obligation to contribute is in "reorganization" within the meaning of ERISA Section 4241 nor has notice been received by the Borrower or any commonly controlled entity that such a Multiemployer Plan will be placed in "reorganization," if such reorganization would reasonably be expected to have a Material Adverse Effect.

                   4.1.17 TITLE TO PROPERTIES. Subject to the Permitted Liens, the Borrower has good and marketable title to all of its properties, including, without limitation, the Collateral and the properties and assets reflected in the balance sheets described in Section 4.1.11 (Financial Condition) above. Subject to the Permitted Liens, the Borrower has legal, enforceable and uncontested rights to use freely such property and assets. All of such properties, including, without limitation, the Collateral which were purchased, were purchased for fair consideration and reasonably equivalent value in the ordinary course of business.

                   4.1.18 PATENTS, TRADEMARKS, ETC. Each of the Borrower and its Subsidiaries owns, possesses, or has the right to use all necessary Patents, licenses, Trademarks, Copyrights, permits and franchises to own its properties and to conduct its business as now conducted, without known conflict with the rights of any other Person.

                   4.1.19 PRESENCE OF HAZARDOUS MATERIALS OR HAZARDOUS MATERIALS
                          CONTAMINATION.

         To the Borrower's knowledge, (a) no Hazardous Materials are located on any real property owned, controlled or operated by of the Borrower or for which the Borrower is, or is claimed to be, responsible, except for reasonable quantities of necessary supplies for use by the Borrower in the ordinary course of its current line of business and stored, used and disposed in accordance with applicable Laws; and (b) no property owned, controlled or operated by the Borrower or for which the Borrower has, or is claimed to have, responsibility has ever been used as a manufacturing, storage, or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property.

                   4.1.20 PERFECTION AND PRIORITY OF COLLATERAL. The Lender has, or upon execution and recording of this Agreement and the Security Documents will have, and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral, free of all other Liens, claims and rights of third parties whatsoever except Permitted Liens.

                   4.1.21 PLACES OF BUSINESS AND LOCATION OF COLLATERAL.

         The information contained in the Collateral Disclosure List is complete and correct as of the Closing Date in all material respects.

                   4.1.22 MERGER AGREEMENT TRANSACTION.

                         (a) The Lender has received true and correct
photocopies of the Merger Agreement and each of the other Merger Agreement Documents, executed, delivered and/or furnished on or before the Closing Date in connection with the Merger Agreement Transaction. Neither the Merger Agreement nor any of the other Merger Agreement Documents have been modified, changed, supplemented, canceled, amended or otherwise altered or affected, except as otherwise disclosed to the Lender in writing on or before the Closing Date.

                         (b) The Merger Agreement Transaction has been effected,
closed and consummated pursuant to, and in accordance with, the terms and conditions of the Merger Agreement and with all applicable Laws.

                         (c) As part of the closing of the Merger Agreement
Transaction, the Merger Company received paid-in cash Equity aggregating not less than Fifteen Million Dollars ($15,000,000), which Equity was paid to the Merger Company at such times, by such purchasers, and on such terms and conditions as shall have been disclosed to, and approved by, the Lender in writing on or before the Closing Date and in accordance with all applicable Laws.

                         (d) The Lender has received true and correct
photocopies of the Indenture, the Offering Memorandum, and each of the Senior Notes Documents, executed, delivered and/or furnished on or before the Closing Date in connection with the transactions contemplated by the Senior Notes Documents. Neither the Indenture, the Offering Memorandum nor any of the Senior Notes Documents have been modified, changed, supplemented, canceled, amended or otherwise altered or affected, except as otherwise disclosed to the Lender in writing on or before the Closing Date.

                         (e) As part of the closing of the Merger Agreement
Transaction, the Offering Transaction has been effected, closed and consummated pursuant to, and in accordance with, the terms and conditions of the Indenture and all applicable Laws and the Merger Company received proceeds from the sale of the Senior Notes aggregating not less than Seventy Million Dollars ($70,000,000).

                   4.1.23 SECURITIES ACTS. The Borrower has not issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other Law, and is not in violation of any rule, regulation, or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended. The Borrower is not required to qualify any indenture under the Trust Indenture Act of 1939, as amended, in connection with the execution and delivery of any of the Notes.

                   4.1.24 GOVERNMENTAL REGULATION. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Interstate Commerce Act or to any Federal or state Laws limiting its ability to incur Indebtedness for Borrowed Money.

                   SECTION 4.2 SURVIVAL; UPDATES OF REPRESENTATIONS AND
                               WARRANTIES.

         All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Loans and extension of credit made hereunder, and the incurring of any other Obligations and shall be deemed to have been made at the time of each request for, and again at the time the making of, each advance under the Loans and each the issuance of each Letter of Credit except that the representations and warranties which relate to financial statements which are referred to in Section 4.1.11, shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to Section 6.1.1 (Financial Statements) of this Agreement.

                                    ARTICLE 5

                              CONDITIONS PRECEDENT

          SECTION 5.1 CONDITIONS TO THE INITIAL ADVANCE.

         The making of the initial advance under the Loans or, if sooner, the issuance of the initial Letter of Credit is subject to the fulfillment on or before the Closing Date of the following conditions precedent in a manner satisfactory in form and substance to the Lender and its counsel:

                   5.1.1 ORGANIZATIONAL DOCUMENTS - BORROWER. The Lender shall have received:

                  (a) a certificate of good standing for the Borrower certified by the Secretary of State, or other appropriate Governmental Authority, of the state of incorporation for the Borrower;

                  (b) a certificate of qualification to do business for the Borrower certified by the Secretary of State or other Governmental Authority of each state in which the Borrower conducts business and where the failure to qualify would have a Material Adverse Effect;

                  (c) a certificate dated as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower covering:

                           (i) true and complete copies of the Borrower's
                  corporate charter, bylaws, and all amendments thereto;

                           (ii) true and complete copies of the resolutions of
                  its Board of Directors authorizing (i) the execution, delivery and performance of the Financing Documents, the Senior Notes Documents and the Merger Agreement Documents to which the Borrower is a party, (ii) the borrowings by the Borrower hereunder, (iii) the granting of the Liens contemplated by this Agreement and the Financing Documents to which the Borrower is a party, and (iv) the Merger Agreement Transaction;

                           (iii) the incumbency, authority and signatures of the
                  officers of the Borrower authorized to sign this Agreement and the other Financing Documents to which the Borrower is a party; and

                           (iv) the identity of the Borrower's current
                  directors, common stock holders and other equity holders, as well as their respective percentage ownership interests.

                   5.1.2 OPINION OF BORROWER'S COUNSEL. The Lender shall have received the favorable opinion of counsel for the Borrower addressed to the Lender.

                   5.1.3 CONSENTS, LICENSES, APPROVALS, ETC. The Lender shall have received copies of all consents, licenses and approvals, required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents, the Senior Notes Documents and the Merger Agreement Documents, and such consents, licenses and approvals shall be in full force and effect.

                   5.1.4 NOTES. The Lender shall have received the Revolving Credit Note, each conforming to the requirements hereof and executed by a Responsible Officer of the Borrower and attested by a duly authorized representative of the Borrower.

                   5.1.5 FINANCING DOCUMENTS AND COLLATERAL. The Borrower shall have executed and delivered the Financing Documents to be executed by it, and shall have delivered original Chattel Paper, Instruments, Securities, and related Collateral and all opinions, title insurance, and other documents contemplated by Article 3 hereof, including, without limitation, that each original stock certificate of Stir Melter and blank stock powers with respect thereto.

                   5.1.6 OTHER FINANCING DOCUMENTS. In addition to the Financing Documents to be delivered by the Borrower, the Lender shall have received the Financing Documents duly executed and delivered by Persons other than the Borrower.

                   5.1.7 OTHER DOCUMENTS, ETC. The Lender shall have received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by the Lender.

                   5.1.8 PAYMENT OF FEES. The Lender shall have received payment of any Fees due on or before the Closing Date.

                   5.1.9 COLLATERAL DISCLOSURE LIST. The Borrower shall have delivered the Collateral Disclosure List required under the provisions of Section (Collateral Disclosure List) hereof duly executed by a Responsible Officer of the Borrower.

                   5.1.10 RECORDINGS AND FILINGS. The Borrower shall have: (a) executed and delivered all Financing Documents (including, without limitation, UCC-1 and UCC-3 statements) required to be filed, registered or recorded in order to create, in favor of the Lender, a perfected Lien in the Collateral (subject only to the Permitted Liens) in form and in sufficient number for filing, registration, and recording in each office in each jurisdiction in which such filings, registrations and recordations are required, and (b) delivered such evidence as the Lender require that all necessary filing fees and all recording and other similar fees, and all Taxes and other expenses related to such filings, registrations and recordings will be or have been paid in full.

                   5.1.11 INSURANCE CERTIFICATE. The Lender shall have received an insurance certificate in accordance with the provisions of Section 6.1.7 (Insurance) and Section 6.1.8 (Insurance With Respect to Equipment, the Inventory and the Mortgaged Property) of this Agreement.

                   5.1.12 LANDLORD'S WAIVERS. The Lender shall have received a waiver from each landlord of each and every business premise leased by the Borrower and on which any of the Collateral is or may hereafter be located, which landlords' waivers must be reasonably acceptable to the Lender and its counsel.

                   5.1.13 BAILEE ACKNOWLEDGEMENTS. The Lender shall have received an agreement acknowledging the Lender's Liens from each bailee, warehouseman, consignee or similar third party which has possession of any of the Collateral with a fair market value in excess of $500,000, which agreements must be reasonably acceptable to the Lender and its counsel in their reasonable discretion.

                   5.1.14 FIELD EXAMINATION. The Lender shall have completed a field examination and audit of the Borrower's business, operations and income, the results of which field examination and audit shall be in all respects reasonably acceptable to the Lender in its sole but reasonable discretion and shall include reference discussions with key customers and vendors.

                   5.1.15 PROFORMA BALANCE SHEET AND PROJECTIONS. The Lender shall have received and approved the Borrower's Proforma Balance Sheet and Proforma Financial Projections, which Proforma Balance Sheet and Proforma Financial Projections must be in form and content acceptable to the Lender in its sole but reasonable discretion.

                   5.1.16 OFFERING. The Lender shall have received a certificate signed by a Responsible Officer of the Borrower, certifying to the Lender that the Merger Company (a) received the proceeds from the sale of the Senior Notes, in accordance with, and pursuant to, the terms and conditions of the Offering Memorandum, the Indenture, and the Senior Notes Documents, and applied the same to such purposes as has been previously disclosed to, and approved by, the Lender, and (b) has delivered to the Lender true and correct photocopies of all Senior Notes Documents. The Borrower shall have delivered such evidence of the receipt of such proceeds as may be requested by the Lender. The Lender must be satisfied that such proceeds have been paid to the Merger Company on such terms and conditions as shall have been previously disclosed to, and approved by, the Lender.

                   5.1.17 CAPITAL FUNDS. The Lender shall have received a certificate signed by a Responsible Officer of the Borrower, certifying to the Lender that the Merger Company received paid-in cash Equity aggregating not less than Fifteen Million Dollars ($15,000,000), which Equity was paid to the Merger Company at such times, by such purchasers, and on such terms and conditions as shall have been disclosed to, and approved by, the Lender in writing on or before the Closing Date and in accordance with all applicable Laws. The Borrower shall have delivered such evidence of the Equity as may be requested by the Lender. The Lender must be satisfied that such Equity has been paid to the Merger Company on such terms and conditions as shall have been previously disclosed to, and approved by, the Lender.

                   5.1.18 MERGER AGREEMENT TRANSACTION.

                         (a) The Lender shall be satisfied that the Merger
Agreement Transaction shall have been completed and closed in accordance with the Merger Agreement and applicable Laws.

                         (b) The Lender shall have received photocopies of all
Merger Agreement Documents executed, delivered and/or furnished in connection with the Merger Agreement Transaction, together with a certificate signed by a Responsible Officer of the Borrower certifying that (i) the Merger Agreement and the other Merger Agreement Documents furnished to the Lender are true, correct, in full force and effect and the provisions thereof have not been in any way modified, amended or waived, and (ii) the Merger Agreement Transaction has been closed and completed in accordance with the Merger Agreement and the other Merger Agreement Documents furnished to the Lender and in accordance with all applicable Laws.

         SECTION 5.2. CONDITIONS TO ALL EXTENSIONS OF CREDIT. The making of all advances under the Loans and the issuance of all Letters of Credit is subject to the fulfillment of the following conditions precedent:

                   5.2.1 COMPLIANCE. The Borrower shall have complied and shall then be in compliance with all terms, covenants, conditions and provisions of this Agreement and the other Financing Documents which are binding upon it.

                   5.2.2 DEFAULT. There shall exist no Event of Default or Default hereunder.

                   5.2.3 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Borrower contained among the provisions of this Agreement shall be true in all material respects and with the same effect as though such representations and warranties had been made at the time of the making of, and of the request for, each advance under the Loans, and the issuance of each

Letter of Credit except that the representation and warranty pertaining to balance sheets, financial statements and other financial condition information or data shall refer to the latest balance sheets, financial statements, and financial condition information and data furnished to the Lender pursuant to the provisions of this Agreement.

                   5.2.4 LEGAL MATTERS. All legal documents incident to each advance under the Loans and each of the Letters of Credit shall be reasonably satisfactory to counsel for the Lender.

                                    ARTICLE 6

                            COVENANTS OF THE BORROWER

       SECTION 6.1 AFFIRMATIVE COVENANTS. So long as any of the Obligations (other than Contingent Indemnification Obligations) or the Commitment shall be outstanding hereunder, the Borrower agrees with the Lender as follows:

                   6.1.1 FINANCIAL STATEMENTS. The Borrower shall furnish to the
Lender:

                        (a) ANNUAL STATEMENTS AND CERTIFICATES. The Borrower shall furnish to the Lender as soon as available, but in no event more than one hundred twenty (120) days after the close of each fiscal year of the Borrower,
(i) a copy of the annual financial statement in reasonable detail reasonably satisfactory to the Lender relating to the Borrower and its Subsidiaries, prepared in accordance with GAAP and examined and certified by independent certified public accountants reasonably satisfactory to the Lender, which financial statement shall include a consolidated balance sheet of the Borrower and its Subsidiaries, as of the end of such fiscal year and consolidated statements of income, cash flows and changes in shareholders equity of the Borrower and its Subsidiaries, for such fiscal year, (ii) a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT C, as may be amended by the Lender and the Borrower from time to time, containing a detailed computation of each financial covenant which is applicable for the period reported, a certification that no material change has occurred to the information contained in the Collateral Disclosure List (except as set forth in a schedule attached to the certification), and a cash flow projection report, each prepared by a Responsible Officer of the Borrower in a format reasonably acceptable to the Lender, and (iii) a management letter in the form prepared by the Borrower's independent certified public accountants.

                         (b) ANNUAL OPINION OF ACCOUNTANT. The Borrower shall
furnish to the Lender as soon as available, but in no event more than one hundred twenty (120) days after the close of the Borrower's fiscal years, a letter or opinion of the accountant who examined and certified the annual financial statement relating to the Borrower and its Subsidiaries stating whether anything in such accountant's examination has revealed the occurrence of a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

                         (c) QUARTERLY STATEMENTS AND CERTIFICATES. The Borrower
shall furnish to the Lender as soon as available, but in no event more than thirty (30) days after the end of each fiscal quarter, a financial statement in reasonable detail satisfactory to the Lender relating to the Borrower and its Subsidiaries, prepared in accordance with GAAP, which financial statement shall include a consolidated balance sheet of the Borrower and its Subsidiaries, as of the end of such fiscal quarter and consolidated statements of income, cash flows and changes in shareholders equity of the Borrower and its Subsidiaries for such fiscal quarter, and (ii) a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT C, containing a detailed computation of each financial covenant which is applicable for the period reported and a certification that no change has occurred to the information contained in the Collateral Disclosure List (except as set forth on any schedule attached to the certification), all as prepared and certified by a Responsible Officer of the Borrower and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

                         (d) OTHER QUARTERLY REPORTS. The Borrower shall furnish
to the Lender within thirty (30) days after the end of each fiscal quarter, a report containing the following information:

                           (i) a summary aging schedule of all Receivables by
                  Account Debtor;

                           (ii) a summary aging of all accounts payable; and

                           (iii) such other information as the Lender may
                  reasonably request.

                   (e) ANNUAL BUDGET AND PROJECTIONS. The Borrower shall furnish to the Lender as soon as available, but in no event later than the 30th day after the end of each fiscal year a consolidated budget and pro forma financial statements on a quarterly basis for the following fiscal year.

                   (f) ADDITIONAL REPORTS AND INFORMATION. The Borrower shall furnish to the Lender promptly, such additional information, reports or statements as the Lender may from time to time reasonably request.

                   (g)     CERTAIN INFORMATION FURNISHED TO SENIOR
                           NOTE HOLDERS.

         Unless otherwise furnished to the Lender, the Borrower will furnish to the Lender, at the same time sent to the Trustee and/or the holders of the Senior Notes, at least one (l) copy of all financial statements, reports, and other information sent by the Borrower to the Trustee and/or holders of the Senior Notes.

                   6.1.2 RECORDKEEPING, RIGHTS OF INSPECTION,
                         FIELD EXAMINATION, ETC.

                        (a) The Borrower shall, and shall cause each of its Subsidiaries to, maintain (i) a standard system of accounting in accordance with GAAP, and (ii) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities.

                         (b) The Borrower shall, and shall cause each of its
Subsidiaries to, permit authorized representatives of the Lender to visit and inspect the properties of the Borrower and its Subsidiaries, to review, audit, check and inspect the Collateral at any time to review, audit, check and inspect the Borrower's other books of record at any time with or without notice and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries, with the officers, directors, employees and other representatives of the Borrower and its Subsidiaries and their respective accountants, all at such times during normal business hours and other reasonable times and as often as the Lender may reasonably request; provided, however, that prior to initiating discussions with the Borrower's employees, the Lender shall advise an officer of the Borrower of the Lender's intention to do so and shall allow the Borrower's officers to be present during such discussion. The Lender shall give the Borrower reasonable notice of visits and inspections, which the Lender agrees will be no less than two (2) Business Days, unless special circumstances exist, provided, however, the Borrower acknowledges and agrees that (i) no notice need be given if there exists an Event of Default or if the Lender has information which the Lender believes is consistent with a conclusion that information provided by or at the direction of the Borrower regarding the Collateral or the Borrower's financial condition has been intentionally misstated; and (ii) the Borrower shall not prevent any visit or inspection if the Lender or a representative thereof advises (which advice may be oral) the Borrower that no notice is required because the inspection is being made pursuant to Section 6.1.2(b)(ii) of this Agreement. For the purpose of the foregoing, the Lender shall have, and are hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Borrower's owned or leased property.

                         (c) Any and all reasonable costs and expenses incurred
by, or on behalf of, the Lender in connection with the conduct of any of the foregoing shall be part of the Enforcement Costs and shall be payable to the Lender upon demand. The Borrower acknowledges and agrees that such expenses may include, but shall not be limited to, any and all reasonable out-of-pocket costs and expenses of the Lender's employees and agents in, and when, travel- ling to the Borrower's facilities.

                   6.1.3 CORPORATE EXISTENCE. The Borrower shall maintain, and cause each of its Subsidiaries to maintain, its corporate existence in good standing in the jurisdiction in which it is incorporated and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction would reasonably be expected to have a Material Adverse Effect.

                   6.1.4 COMPLIANCE WITH LAWS. The Borrower shall comply, and cause each of its Subsidiaries to comply, with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which would reasonably be expected to have a Material Adverse Effect.

                   6.1.5 PRESERVATION OF PROPERTIES. The Borrower will, and will cause each of its Subsidiaries to, at all times (a) maintain, preserve, protect and keep its properties, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear and Casualty excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto needed to maintain such properties in good operating condition, working order and repair, and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, trade names, Patents, Trademarks, Copyrights and permits which are necessary for the orderly continuance of its business.

                   6.1.6 LINE OF BUSINESS. The Borrower will continue to engage substantially only in the business of design and assembly of glass bending and tempering systems used by glass manufacturers and processors in the conversion of flat glass into safety glass and the sale of new and aftermarket related products and services and related businesses and services.

                   6.1.7 INSURANCE. Without implying any limitation to the provisions of Section , the Borrower will, and will cause each of its Subsidiaries to, at all times maintain with A- or better rated insurance companies such insurance as is required by applicable Laws and such other insurance, all in such amounts, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business. Without limiting the generality of the foregoing, the Borrower will, and will cause each of its Subsidiaries to, keep adequately insured all of its property against loss or damage resulting from fire or other risks insured against by extended coverage and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by it, or arising in any manner out of the businesses carried on by it. The Borrower shall deliver to the Lender on the Closing Date (and thereafter on each date there is a material change in the insurance coverage) a certificate of a Responsible Officer of the Borrower containing a detailed list of the insurance then in effect and stating the names of the insurance companies, the types, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby.

                   6.1.8 INSURANCE WITH RESPECT TO EQUIPMENT,
                         INVENTORY AND MORTGAGED PROPERTY.

         The Borrower will maintain and cause each of its Subsidiaries to maintain hazard insurance with fire and extended coverage and naming the Lender as an additional insured (or mortgagee, in the case of the Mortgaged Property) with loss payable to the Lender as its interest may appear on the Equipment, the Inventory and the Mortgaged Property in an amount at least equal to the lesser amount of the outstanding principal amount of the Obligations or the fair market value of Equipment, the Inventory and the Mortgaged Property (but in any event sufficient to avoid any co-insurance obligations) and with a specific endorsement to each such insurance policy pursuant to which the insurer agrees to give the Lender at least thirty (30) days written notice before any alteration or cancellation of such insurance policy and agrees to pay any loss to the Lender as its interest may appear and that no act or default of the Borrower shall affect the right of the Lender to recover under such policy in the event of loss or damage. If there exists no Event of Default and the insurance proceeds from a casualty is $500,000 or the less, such proceeds shall be applied at the election of the Borrower promptly to replace or restore the Equipment, the Inventory and the Mortgaged Property or the Obligations. The Lender agrees that if the cost to repair or restore the Equipment, the Inventory and the Mortgaged Property exceeds $500,000, and so long as there exists no Event of Default at the time such proceeds are paid to the Lender or at any time thereafter during which proceeds are held by the Lender, the proceeds shall be held in an interest bearing escrow account and shall be available for the replacement of such Equipment, the Inventory and the Mortgaged Property, promptly, but in no event more than one (1) year after the Lender's receipt of the proceeds. The Borrower hereby assigns to the Lender, and grants the Lender a security interest in, such escrow account and the funds therein to secure the payment and performance of the Obligations. Immediately upon the occurrence and during the continuance of any Event of

Default, or on the sooner expiration of the replacement period provided in this Section, the Lender may apply such proceeds and other sums so deposited with the Lender to the repayment of the Obligations in such order as the Lender may elect.

                   6.1.9 TAXES. Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, the Borrower will, and will cause each of its Subsidiaries to, pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof. The Borrower shall furnish to the Lender at such times as the Lender may require proof satisfactory to the Lender of the making of payments or deposits required by applicable Laws including, without limitation, payments or deposits with respect to amounts withheld by the Borrower from wages and salaries of employees and amounts contributed by the Borrower on account of federal and other income or wage taxes and amounts due under the Federal Insurance Contributions Act, as amended.

                   6.1.10 ERISA. The Borrower will, and will cause each of its Subsidiaries and Affiliates to, comply with the funding requirements of ERISA with respect to employee pension benefit plans for its respective employees. The Borrower will not permit with respect to any employee benefit plan or plans covered by Title IV of ERISA (a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, which results, or may result, in any material liability of the Borrower and/or any Subsidiary and/or Affiliate, or
(b) any Reportable Event if, upon termination of the plan or plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any material liability of the Borrower and/or any Subsidiary and/or Affiliate to the PBGC. Upon the Lender's request, the Borrower will deliver to the Lender a copy of the most recent actuarial report, financial statements and annual report completed with respect to any "defined benefit plan", as defined in ERISA.

                   6.1.11 NOTIFICATION OF MERGERS AND ACQUISITIONS
                          AND OWNERSHIP CHANGES.

                         (a) The Borrower will notify and cause each of the
Subsidiaries to notify the Lender not less than twenty (20) days prior to entering into any agreement of merger or agreement to acquire all or substantially all of the assets as part of an acquisition of an on-going business of any Person and will at the time of such notification provide the Lender with the following, in form and substance reasonably acceptable to the
Lender:

                            (i)  a proforma balance sheet of the
                  Borrower as of immediately after consummation of the proposed merger or acquisition;

                           (ii) proforma financial projections for the three (3)
                  year period subsequent to the consummation of the proposed merger or acquisition;

                           (iii) a detailed calculation by a Responsible Officer
                  of the Borrower of the financial covenants contained in this Agreement based on the balance sheet described in item (A) and the projections described in item (B), which calculations shall not show that a Default or an Event of Default on account of a failure to comply with Section shall arise at the time of or after the proposed merger or acquisition; and

                           (iv) a certificate from that Responsible Officer that
                  (A) the statements proforma balance sheet described in item
                  (i) has been prepared in a manner consistent with GAAP, and fairly presents in all material respects the financial condition of the Borrower as of immediately after the consummation of the proposed merger or acquisition and that the proforma financial projections described in item (ii) represent the Borrower's good faith estimate of the future operations of the Borrower and (B) no Default or Event of Default results on account of the proposed merger or acquisition.

                         (b) The Borrower will notify and cause each of the
Subsidiaries to notify the Lender not less than twenty (20) days prior to any change in the ownership of Holding such that a Key Entity ceases to own collectively at least seventy-five percent (75%) of the voting power of Holding (determined as if all equity securities held by a Person and convertible into voting securities were so converted) entitled to vote in the election of members of the board of directors of Holding.

                   6.1.12 NOTIFICATION OF EVENTS OF DEFAULT AND
                          ADVERSE DEVELOPMENTS.

         The Borrower shall promptly notify the Lender upon obtaining knowledge of the occurrence of:

                    (a)     any Event of Default;

                    (b)     any Default;

                    (c)     any litigation instituted or threatened
         against the Borrower or its Subsidiaries and of the entry of any judgment or Lien (other than any Permitted Liens) against any of the assets or properties of the Borrower or any Subsidiary where the claims against the Borrower or any of its Subsidiaries exceed One Million Five Hundred Thousand Dollars ($1,500,000) and are not covered by insurance;

                  (d) any event, development or circumstance whereby the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of the Borrower or any of its Subsidiaries;

                  (e) any judicial, administrative or arbitral proceeding pending against the Borrower or any of its Subsidiaries and any judicial or administrative proceeding known by the Borrower to be threatened against it or any of its Subsidiaries which, if adversely decided, could materially adversely affect its financial condition or operations (present or prospective);

                  (f) the receipt by the Borrower or any of its Subsidiaries of any notice, claim or demand from any Governmental Authority which alleges that the Borrower or any Subsidiary is in violation of any of the terms of, or has failed to comply with any applicable Laws regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act; and

                  (g) any other development in the business or affairs of the Borrower and any of its Subsidiaries which may be materially adverse; in each case describing in detail reasonably satisfactory to the Lender the nature thereof and the action the Borrower proposes to take with respect thereto.

                   6.1.13 HAZARDOUS MATERIALS; CONTAMINATION. The Borrower agrees to:

                  (a) give notice to the Lender immediately upon the Borrower's acquiring knowledge of the presence of any Hazardous Materials and of any Hazardous Materials Contamination on any property owned or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible (provided that such notice shall not be required for Hazardous Materials placed or stored on such property in accordance in all material respects with applicable Laws in the ordinary course (including, without limitation, quantity) of the Borrower's line of business expressly described in this Agreement) or of any Hazardous Materials Contamination, with a full description thereof;

                  (b) promptly comply in all material respects with any Laws requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials

         Contamination and provide the Lender with reasonably satisfactory evidence of such compliance; and

                           (c) as part of the Obligations, defend,
         indemnify and hold harmless the Lender and its agents, employees, trustees, successors and assigns from any and all claims (except for those arising because of their own gross negligence or wilful misconduct) which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials or of any Hazardous Materials Contamination on any property owned or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible. The Borrower acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Commitment and the payment and performance of all of the other Obligations.

                   6.1.14 DISCLOSURE OF SIGNIFICANT TRANSACTIONS. The Borrower shall deliver to the Lender a written notice describing in detail each transaction by it involving the purchase, sale, lease, or other acquisition or Casualty to or disposition or Condemnation of an interest in Fixed or Capital Assets which exceeds Two Hundred Fifty Thousand Dollars ($250,000.00), said notices to be delivered to the Lender within thirty (30) days of the occurrence of each such transaction.

                   6.1.15 FINANCIAL COVENANTS.

                          (a) Fixed Charge Coverage Ratio. The Borrower will
maintain, tested for each four (4) quarter period ending as of the last day of each of the Borrower's fiscal quarters commencing September 30, 1997, a Fixed Charge Coverage Ratio of not less than 1.0 to 1.0.

                         (b) Net Worth. The Borrower will at all times maintain,
tested on the Closing Date and as of the end of each of the Borrower's fiscal quarters commencing September 30, 1997, a Net Worth of not less than the following:

----------------------------------------------------------------
            Period                               Amount
----------------------------------------------------------------
         Closing Date                         $15,000,000
----------------------------------------------------------------
  The day next following the                  $14,500,000
   Closing Date through and
   including June 29, 1999
----------------------------------------------------------------
  June 30, 1999 through and                   $16,500,000
   including June 29, 2000
----------------------------------------------------------------
  June 30, 2000 through and                   $14,500,000
   including June 29, 2001
----------------------------------------------------------------
 June 30, 2001 and thereafter                 $16,000,000
----------------------------------------------------------------

                   6.1.16 COLLECTION OF RECEIVABLES. Until such time that the Lender shall notify the Borrower of the revocation of such privilege following and during the continuance of an Event of Default, the Borrower and each of the Subsidiaries shall at its own expense have the privilege for the account of, and in trust for, the Lender of collecting its Receivables and receiving in respect thereto all Items of Payment and shall otherwise completely service all of the Receivables including (a) the billing, posting and maintaining of complete records applicable thereto, (b) the taking of such action with respect to the Receivables as the Lender may request or in the absence of such request, as the Borrower and each of the Subsidiaries may deem advisable; and (c) the granting, in the ordinary course of business, to any Account Debtor, any rebate, refund or adjustment to which the Account Debtor may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to a Receivable and may take such other actions relating to the settling of any Account Debtor's claim as may be commercially reasonable. The Lender may, at its option, at any time or from time to time after and during the continuance of an Event of Default hereunder, revoke the collection privilege given in this Agreement to the Borrower and any one or more of the Subsidiaries by either giving notice of its assignment of, and lien on the Collateral to the Account Debtors or giving notice of such revocation to the Borrower. The Lender shall not have any duty to, and the Borrower hereby releases the Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to preserve any rights against any other party with an interest in the Collateral, except to the extent caused by the Lender's gross negligence or wilful misconduct of the Lender. The Lender shall be entitled at any time and from time to time to confirm and verify Receivables.

                   6.1.17 ASSIGNMENTS OF RECEIVABLES. Following and during the continuance of an Event of Default, the Borrower will promptly, upon request, execute and deliver to the Lender written assignments, in form and content acceptable to the Lender, of specific Receivables or groups of Receivables; provided, however, the Lien and/or security interest granted to the Lender under this Agreement shall not be limited in any way to or by the inclusion or exclusion of Receivables within such assignments. Receivables so assigned shall secure payment of the Obligations and are not sold to the Lender whether or not any assignment thereof, which is separate from this Agreement, is in form absolute. The Borrower agrees that neither any assignment to the Lender nor any other provision contained in this Agreement or any of the other Financing Documents shall impose on the Lender any obligation or liability of the Borrower with respect to that which is assigned and the Borrower hereby agrees to indemnify the Lender and hold the Lender harmless from any and all claims, actions, suits, losses, damages, costs, expenses, fees, obligations and liabilities (except those arising with respect to the Lender's own gross negligence or wilful misconduct) which may be incurred by or imposed upon the Lender by virtue of the assignment of and Lien on the Borrower's rights, title and interest in, to, and under the Collateral.

                   6.1.18 GOVERNMENT ACCOUNTS. At the request of the Lender, the Borrower will immediately notify the Lender if any of the Receivables arise out of contracts with the United States or with any other Governmental Authority, and execute any instruments and take any steps reasonably required by the Lender in order that all moneys due and to become due under such contracts shall be assigned to the Lender and notice thereof given to the Governmental Authority under the Federal Assignment of Claims Act or any other applicable Laws.

                   6.1.19 DEFENSE OF TITLE AND FURTHER ASSURANCES. At its expense the Borrower will defend the title to the Collateral (and any part thereof), and will immediately execute, acknowledge and deliver any financing statement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document which the Lender may reasonably require in order to perfect, preserve, maintain, continue, protect and/or extend the Lien granted to the Lender under this Agreement or under any of the other Financing Documents and the first priority of that Lien subject only to the Permitted Liens. The Borrower will from time to time do whatever the Lender may reasonably require by way of obtaining, executing, delivering, and/or filing financing statements, landlords', mortgagees' or bailees' waivers, notices of assignment and other notices and amendments and renewals thereof and the Borrower will take any and all steps and observe such formalities as the Lender may require, in order to create and maintain a valid Lien upon, pledge of, or paramount security interest in, the Collateral, subject to the Permitted Liens; provided, however, that the Lender agrees that the Borrower shall not be deemed to be in default under this sentence if, despite its continuing best reasonable efforts, a third party (such as a landlord) refuses to execute and deliver a required document;

provided further, however, that, by so agreeing, the Lender is not waiving any rights or remedies or limiting the affect of any other provision of this Agreement (including, by way of illustration and not limitation, the existence of Liens which are not Permitted Liens). The Borrower shall pay to the Lender, upon the earlier of thirty (30) days after demand by the Lender therefor or the Revolving Credit Termination Date, all taxes, costs and expenses incurred by the Lender in connection with the preparation, execution, recording and filing of any such document or instrument. To the extent that the proceeds of any of the Accounts or Receivables of the Borrower are expected to become subject to the control of, or in the possession of, a party other than the Borrower or the Lender, the Borrower shall cause all such parties to execute and deliver on the Closing Date security documents, financing statements or other documents as requested by the Lender and as may be necessary to evidence and/or perfect the security interest of the Lender in those proceeds. The Borrower agrees that a copy of a fully executed security agreement and/or financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the applicable Uniform Commercial Code. The Borrower hereby irrevocably appoints the Lender as the Borrower's attorney-in-fact, with power of substitution, in the name of the Lender or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrower and without notice to the Borrower, to execute and deliver any and all of the financing statements and other instruments which the Lender may require pursuant the foregoing provisions of this Section 6.1.19 in order to perfect or to continue the perfection of the Lender's security interests in all or any part of the Collateral.

                   6.1.20 BUSINESS NAMES; LOCATIONS. The Borrower will notify and cause each of the Subsidiaries to notify the Lender not less than thirty
(30) days prior to (a) any change in the name under which the Borrower or the applicable Subsidiary conducts its business, (b) any change of the location of the chief executive office of the Borrower or the applicable Subsidiary, and (c) the opening of any new place of business or the closing of any existing place of business, in either case, in which the book value of the Assets located therein exceed in the aggregate $100,000, and any change in the location of the places where the Collateral, or any part thereof, or the books and records, or any part thereof, are kept.

                   6.1.21 SUBSEQUENT OPINION OF COUNSEL AS TO
                          RECORDING REQUIREMENTS.

         In the event that the Borrower or any Subsidiary shall transfer its principal place of business or the office where it keeps its records pertaining to the Collateral, upon the Lender's request, the Borrower will provide to the Lender a subsequent opinion of counsel as to the filing, recording and other require-

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



ments with which the Borrower and the Subsidiaries have complied to maintain the Lien and security interest in favor of the Lender in the Collateral.

                   6.1.22 USE OF PREMISES AND EQUIPMENT. The Borrower agrees that until the Obligations (other than Contingent Indemnification Obligations) are fully paid and this Agreement has been terminated, the Lender (a) after and during the continuance of a Default or an Event of Default, may use any of the Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (b) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Borrower's owned or leased property.

                   6.1.23 PROTECTION OF COLLATERAL. The Borrower agrees that the Lender may at any time following the occurrence and during the continuance of an Event of Default take such steps as the Lender deems reasonably necessary to protect the Lender's interest in, and to preserve the Collateral, including, the hiring of such security guards or the placing of other security protection measures as the Lender deems appropriate, may employ and maintain at any of the Borrower's premises a custodian who shall have full authority to do all acts necessary to protect the Lender's interests in the Collateral and may lease warehouse facilities to which the Lender may move all or any part of the Collateral to the extent commercially reasonable. The Borrower agrees to cooperate fully with the Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Lender may reasonably direct. All of the Lender's expenses of preserving the Collateral, including any reasonable expenses relating to the compensation and bonding of a custodian, shall be part of the Enforcement Costs.

                   6.1.24 SENIOR MANAGEMENT. The Borrower will promptly notify the Lender of changes in the Borrower's senior management.

                   6.1.25 APPRAISALS. On or before August 1, 1997, the Lender shall be provided with an appraisal (made on a fair market value basis) by an appraiser chosen by the Lender with respect to the Mortgaged Property and of Norman Levy Company (made on an orderly liquidation value basis) with respect to the Equipment located at the Mortgaged Property. The basis of the appraisal calculations shown on such appraisal report and all other aspects of the appraisal report must be reasonably satisfactory to the Lender in all respects.

                   6.1.26 Application of Net Proceeds.

                         (a) Net Proceeds must be applied to either the payment
of the Obligations or to the restoration, repair or

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



replacement of the Equipment or other Fixed or Capital Asset which gave rise to the Net Proceeds.

                         (b) In the event that, and to the extent that, Net
Proceeds are to be applied to the restoration or repair of a Fixed or Capital Asset subject to the Lien of the Mortgage or other Financing Document encumbering real property, the Borrower shall so notify the Lender and the restoration or repair shall be subject to the conditions contained in Section
4.4 of the Mortgage.

                         (c) In the event that, and to the extent that, Net
Proceeds are to be applied to the replacement, restoration or repair of Equipment or other Fixed or Capital Assets, or the replacement of Equipment or other Fixed or Capital Assets, the Borrower shall so notify the Lender, such replacement, restoration or repair shall be promptly undertaken, diligently pursued and, to the extent reasonably practicable, completed no later than one
(1) year following a Borrower's receipt of such Net Proceeds. Until so used, such Net Proceeds shall be applied to and reserved against future advances under, the Revolving Loan.

                         (d) In the event that, and to the extent that, Net
Proceeds are not used as provided in subparagraphs (b) or (c) above, such unused Net Proceeds shall be paid to the Lender and applied by the Lender to, or held as additional security for, the Obligations.

                         (e) Notwithstanding the foregoing, in the event the
Lender reasonably determines that a Casualty or Condemnation could reasonably be expected to result in an Event of Default under Section 6.1.15 of this Agreement, the Lender shall so notify the Borrower and five (5) Business Days thereafter Net Proceeds shall be applied to, or held as additional security for, the Obligations in such order and manner of application as the Lender may from time to time in its sole and absolute discretion determine.

         SECTION 6.2 NEGATIVE COVENANTS. So long as any of the Obligations (other than Contingent Indemnification Obligations) or the Commitment shall be outstanding hereunder, the Borrower agrees with the Lender as follows:

                   6.2.1 MERGER, ACQUISITION OR SALE OF ASSETS.

      The Borrower will not enter into any merger or consolidation or amalgamation, windup or dissolve itself (or suffer any liquidation or dissolution) or acquire all or substantially all the assets of any Person (unless in the case of a merger or acquisition, other than a Permitted Acquisition with respect to which the Borrower has complied with Section 6.1.11(a) and is the survivor in the case of a merger), or make any Asset Disposition other than Permitted Asset Dispositions made at time when no Event of Default is continuing.

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



Any required consent to an Asset Disposition other than a Permitted Asset Disposition may be conditioned on a specified use of the Net Proceeds generated by such Asset Disposition.

                   6.2.2 PURCHASE OR REDEMPTION OF SECURITIES,
                         DIVIDEND RESTRICTIONS.

         The Borrower will not make any payment or take any action which would be a Restricted Payment, other than those which are permitted under Section 4.09 of the Indenture on the Closing Date, except that payments or actions which would result in a Default or an Event of Default under any provision of this Agreement (other than this Section) or under any of the other Financing Documents, shall not be permitted notwithstanding any provision of Section 4.09 of the Indenture.

                   6.2.3 INDEBTEDNESS. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness for Borrowed Money, or permit any Subsidiary so to do, except:

                  (a)      the Obligations;

                  (b)      Indebtedness of a Subsidiary to a Borrower;

                  (c)      Indebtedness represented by the Senior Notes;

                  (d)      Indebtedness secured by Permitted Liens;

                  (e)      Subordinated Indebtedness;

                  (f) Indebtedness of the Borrower existing on the date hereof and reflected on the financial statements furnished pursuant to Section 4.1.11 (Financial Condition); and

                  (g)      other Indebtedness not exceeding $500,000 in

         the aggregate and not secured by any Lien.

                   6.2.4 INVESTMENTS, LOANS AND OTHER
                         TRANSACTIONS.


         Except as otherwise provided in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, (a) make, assume, acquire or continue to hold any investment in any realproperty (unless used in connection with its business and treated as a Fixed or Capital Asset of the Borrower or the Subsidiary) or any Person, whether by stock purchase, capital contribution, acquisition of indebtedness of such Person or otherwise (including, without limitation, investments in any joint venture or partnership), (b) guaranty or otherwise become contingently liable for the indebtedness or obligations of any

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



Person, or (c) make any loans or advances, or otherwise extend credit to any Person, except:

                  (a) any advance to an officer of the Borrower or of any Subsidiary for travel or other business expenses in the ordinary course of business, provided that the aggregate amount of all such advances by the Borrower and its Subsidiaries (taken as a whole) outstanding at any time shall not exceed Two Hundred Fifty Thousand Dollars ($250,000);

                  (b) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (c) any investment in Cash Equivalents in the ordinary course of business;

                  (d) trade credit extended to customers in the ordinary course of business;

                  (e) those investments, if any, more particularly set forth in
         SCHEDULE 6.2.4 attached hereto and made a part hereof;

                  (f) Unsecured letters of credit, bankers' acceptances and/or unsecured interest rate protection agreements between a Borrower and any other financial institution reasonably acceptable to the Lender, providing for the transfer or mitigation of foreign exchange risks or interest rate risks either generally or under specific contingencies;

                  (g) advances and loans to officers and employees of any Borrower to enable such officers and employees to purchase stock issued by one or more of the Borrowers in the ordinary course of business, provided that the aggregate amount of all such advances and loans by all of the Borrowers (taken as a whole) outstanding at any time shall not exceed Five Hundred Thousand Dollars ($500,000);

                  (h) deposits or pledges to secure obligations under leases in the ordinary course of business;

                  (i) Securities acquired by and issued to the Borrower in connection with the reorganization or bankruptcy of any of its Account Debtors or suppliers; provided that the Lender is granted a first priority perfected Lien on and security interest in such Securities;

                  (j) Securities acquired by and issued to the Borrower as part of the closing and consummation of a Permitted Asset Disposition; provided that the Lender is

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



         granted a first priority perfected Lien on and security interest in such Securities;

                  (k) loans by the Borrower, not to exceed $700,000 in the aggregate, to Holding to be paid by Holding to cover a portion of the income tax liability of the holders of Holding's Class C shares as a result of those holders' election under Section 83(b) of the Internal Revenue Code with respect to those shares; and

                  (l) Permitted Acquisitions in an aggregate amount not to exceed at any time One Million Five Hundred Thousand Dollars ($1,500,000).

                   6.2.5 SUBORDINATED INDEBTEDNESS. The Borrower will not, and will not permit any Subsidiary to make:

                  (a) any payment of principal of, or interest on, any of the Subordinated Indebtedness, if a Default or an Event of Default then exists hereunder or would result from such payment;

                  (b) any payment of the principal or interest due on the Subordinated Indebtedness as a result of acceleration thereunder or a mandatory prepayment thereunder;

                  (c) any material amendment or modification of or supplement to the documents evidencing or securing the Subordinated Indebtedness; or

                  (d) payment of principal or interest on the Subordinated Indebtedness other than when due (without giving effect to any acceleration of maturity or mandatory prepayment).

                   6.2.6 LIENS; CONFESSED JUDGMENT. The Borrower agrees that it
(a) will not create, incur, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, or permit any Subsidiary so to do, except for Liens securing the Obligations and Permitted Liens, (b) will not agree to, assume or suffer to exist any provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, except that, with respect to the items covered in the definition of Permitted Liens, a Lien superior to the Liens securing all or any part of the Obligations may exist (i) under item (a) of that definition, only for Liens for real and personal property taxes, items (b), (c), (e), (g), (h),
(i), (j), (k), (m) and (ii) for no Liens under items (d) or (l) of that definition, (iii) only for possessory Liens arising under item (f) of that definition, and (iv) to no Liens under item (n) of that definition except to the extent the same is expressly identified as superior on Schedule 1.1 (Permitted Liens), provided, however, by

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



agreeing that a Lien may have priority, the Lender shall not be deemed to have conceded that such Lien in fact is entitled to or has priority or to have waived or subordinated, or to be estopped from asserting, the priority of the Lender's Liens, (d) will not enter into any contracts for the consignment of goods to the Borrower, (e) will not execute or suffer the filing of any financing statements or the posting of any signs giving notice of consignments to the Borrower, (f) will not, as a material part of its business, engage in the sale of goods belonging to others, and (g) will not allow or suffer to exist the failure of any Lien described in the Security Documents to attach to, and/or remain at all times perfected on, any of the property described in the Security Documents.

                   6.2.7 TRANSACTIONS WITH AFFILIATES. The Borrower and its Subsidiaries will not enter into or participate in any transaction with any Affiliate other than (a) an advisory fee payable to Key Equity Capital Corporation, which will not exceed $250,000 in any twelve-month period and which shall not be paid at any time during which there shall exist a Default or Event of Default under Section 7.1.1, or under Section 7.1.3 on account of the Borrower's failure to comply with Section 6.1.1 or 6.1.15; or (b) transactions (other than transactions which involve Indebtedness for Borrowed Money or which would constitute a Default or an Event of Default under this Agreement) in the ordinary course of business of the Borrower and such Affiliate upon terms no less favorable to the Borrower than the Borrower could obtain in a comparable arm's-length transaction; (c) provided there shall exist and there shall be caused no Default or Event of Default, payment to Holding to cover the reasonable and necessary expenses incurred by Holding on account of the Borrower (for example, accounting fees incurred in the preparation of Holding's consolidated financial statements); and (d) payment to Holding to cover cash Taxes to be paid immediately by Holding on account of the Borrower's income being reported by Holding on a consolidated basis.

                   6.2.8 PROHIBITION ON HAZARDOUS MATERIALS. The Borrower shall not place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned, operated or controlled by the Borrower or for which the Borrower is responsible other than Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course, the violation of which would reasonably be expected to have a Material Adverse Effect.

                   6.2.9 METHOD OF ACCOUNTING; FISCAL YEAR.

                         (a) The Borrower shall not change the method of
accounting employed in the preparation of any financial statements furnished to the Lender under the provisions of Section (Financial Statements) of this Agreement, unless required to conform to GAAP and on the condition that the Borrower's

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



accountants shall furnish such information as the Lender may request to reconcile the changes with the Borrower's prior financial statements.

                         (b) The Borrower will not change its fiscal year from
a year ending on June 30.

                   6.2.10 COMPENSATION. Except as permitted by Section 6.2.7, neither the Borrower nor any of its Subsidiaries will pay any bonuses, fees, compensation, commissions, salaries, drawing accounts, or other payments (cash and non-cash), whether direct or indirect, to any stockholders of the Borrower or its Subsidiaries, or any Affiliate of the Borrower or its Subsidiaries, other than reasonable compensation for actual services rendered by stockholders in their capacity as officers or employees of the Borrower.

                   6.2.11 TRANSFER OF COLLATERAL. Unless the Borrower has complied with Section 6.1.19 and Section 6.1.20, the Borrower and the Subsidiaries will not transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral.

                   6.2.12 INVENTORY. With respect to the Inventory with an aggregate fair market value of greater than $500,000, the Borrower and the Subsidiaries will not store any of its Inventory with a consignee, bailee, warehouseman or similar Person without prior written notice to the Lender.

                                    ARTICLE 7

                         DEFAULT AND RIGHTS AND REMEDIES

         SECTION 7.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" under the provisions of this Agreement:

                   7.1.1 FAILURE TO PAY. The failure of the Borrower to pay any of the Obligations as and when due and payable in accordance with the provisions of this Agreement, the Notes and/or any of the other Financing Documents and, except in the case of the failure make any payment of principal and in the case of the failure to pay any Obligation at its maturity (whether by acceleration or otherwise) or when due on demand, such failure continues uncured for a period of five (5) Business Days.

                   7.1.2 BREACH OF REPRESENTATIONS AND WARRANTIES.

         Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, shall prove

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



to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

                   7.1.3 FAILURE TO COMPLY WITH COVENANTS. The failure of the Borrower to perform, observe or comply with any covenant, condition or agreement contained in this Agreement and, (i) only with respect to a failure under Section (a) through (e), such failure continues uncured for a period of five (5) days after notice thereof from the Lender to the Borrower, or (ii) only with respect to a failure under Sections 6.1.2(a) (Recordkeeping), 6.1.3 (Corporate Existence), 6.1.5(a) (Preservation of Properties), or Section 6.1.9 (Taxes) which does not relate to Taxes due or claimed to be due in excess of $250,000 in the aggregate, if the Borrower after discovering such failure, fails to diligently and continuously pursue the cure of such failure or such failure continues uncured thirty (30) days after discovery.

                   7.1.4 DEFAULT UNDER OTHER FINANCING DOCUMENTS
                         OR OBLIGATIONS.

         A default shall occur under any of the other Financing Documents or under any other Obligations, and such default is not cured within any applicable grace period provided therein.

                   7.1.5 RECEIVER; BANKRUPTCY. The Borrower or any Subsidiary shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, or (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of a material portion of the Borrower's or any Subsidiary's business or the use or disposition of a material portion of the Borrower's or any Subsidiary's assets.

                   7.1.6 INVOLUNTARY BANKRUPTCY, ETC. (a) An order for relief shall be entered in any involuntary case brought against the Borrower or any Subsidiary under the Bankruptcy Code, or (b) any such case shall be commenced against the Borrower or any Subsidiary and shall not be dismissed within sixty (60) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than the Borrower or any Subsidiary (i) adjudicating the Borrower, or any Subsidiary bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of the Borrower or of any Subsidiary, or of a material portion of the Borrower's or any Subsidiary's assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of the Borrower's or any Subsidiary's business or the use or disposition of a material portion of the Borrower's or any Subsidiary's assets, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days from the date entered.

                   7.1.7 JUDGMENT. Unless adequately insured in the opinion of the Lender, the entry of a final judgment for the payment of money involving more than $1,500,000 against the Borrower or any Subsidiary, and the failure by the Borrower or such Subsidiary to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

                   7.1.8 EXECUTION; ATTACHMENT. Any execution or attachment, if together with all other existing executions or attachments aggregates more than $1,500,000, shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied.

                   7.1.9 DEFAULT UNDER OTHER BORROWINGS. Default shall be made with respect to any Indebtedness for Borrowed Money (other than the Loans) in the aggregate in excess of $1,500,000 if the effect of such default is to accelerate the maturity of such Indebtedness for Borrowed Money or to permit the holder or obligee thereof or other party thereto to cause any such Indebtedness for Borrowed Money to become due prior to its stated maturity, except that to the extent Indebtedness for Borrowed Money arises under item (d) of that term with respect to security interests in favor of the Borrower's customers to secure amounts which the customer paid to Borrower as a deposit or progress payment for the manufacture of identified equipment, the Borrower shall not be deemed to be in default under this Section 7.1.9 so long as such customer's claims (i) are being diligently contested (by way of assertions of offsets or otherwise) by the Borrower in good faith and by appropriate proceedings, and
(ii) no Lien (other than a Permitted Lien), injunction or other restraining order has been obtained by such customer.

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



                   7.1.10 CHALLENGE TO AGREEMENTS. The Borrower or any guarantor of any Obligations shall challenge the validity and binding effect of any provision of any of the Financing Documents or shall state its intention to make such a challenge of any of the Financing Documents or any of the Financing Documents shall for any reason (except to the extent permitted by its express terms) cease to be effective or to create a valid and perfected first priority Lien (except for Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby.

                   7.1.11 MATERIAL ADVERSE CHANGE. If the Lender reasonably determines that an event which has a Material Adverse Effect has occurred, notifies the Borrower of that determination and such condition continues unremedied to the reasonable satisfaction of the Lender for thirty (30) days after such notice.

                   7.1.12 CHANGE IN CONTROL. If there shall occur a "change of control," meaning any event or circumstance upon which (a) Holding ceases to own one hundred percent (100%) (minus no more than forty-nine percent (49.9%) of the capital stock granted to management of the Borrower as compensation for services) of the capital stock of the Borrower, or (b) Key Equity Capital Corporation, Key Equity Partners 97 or any other Person wholly owned by Key Corp. (a "Key Entity") ceases to own collectively at least fifty and one-tenth percent (50.1%) of the voting power of Holding (determined as if all equity securities convertible into voting securities were so converted) entitled to vote in the election of members of the board of directors of Holding; PROVIDED, that a "change of control" shall not be deemed to have occurred hereunder upon any transfer of all of the debt and equity securities of Holding owned by the Key Entities to any Person if (i) at least a majority of the voting power and equity interests in such Person is owned by at least a majority of the officers (including all members of the Board of Directors of Holding designated by Key Equity Capital Corporation) of Key Equity Capital Corporation at the time of such transfer, (ii) such Person has at least $50,000,000 in cash funds available for investment and (iii) such Person is under no contractual restriction (whether pursuant to its governing documents or otherwise) to make further investments in Holding or its subsidiaries.

                   7.1.13 LIQUIDATION, TERMINATION, DISSOLUTION,
                          ETC.

         The Borrower shall liquidate, dissolve or terminate its existence or shall suspend or terminate a substantial portion of its business operations.

         SECTION 7.2 REMEDIES. Upon the occurrence of and during the continuance of an Event of Default, the Lender may at any time thereafter exercise any one or more of the following rights, powers or remedies:

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




                   7.2.1 ACCELERATION. The Lender may declare the Obligations to be immediately due and payable, notwithstanding anything contained in this Agreement or in any of the other Financing Documents to the contrary, without presentment, demand, protest, notice of protest or of dishonor, or other notice of any kind, all of which the Borrower hereby waives.

                   7.2.2 FURTHER ADVANCES. The Lender may from time to time without notice to the Borrower suspend, terminate or limit any further loans or other extensions of credit under this Agreement and under any of the other Financing Documents. Further, upon the occurrence of an Event of Default or Default specified in Sections 7.1.5 (Receiver; Bankruptcy) or 7.1.6 (Involuntary Bankruptcy, etc.) above, the Revolving Credit Commitment and any agreement in any of the Financing Documents to provide additional credit shall immediately and automatically terminate and the unpaid principal amount of the Notes (with accrued interest thereon) and all other Obligations then outstanding, shall immediately become due and payable without further action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower. Upon termination of the Revolving Credit Facility, the outstanding principal balance under the Revolving Loan, and any accrued and unpaid interest thereon, shall be immediately due and payable, and the Lender shall not make any further advances under the Revolving Loan, unless it elects to do so in the exercise of its sole and absolute discretion.

                   7.2.3 UNIFORM COMMERCIAL CODE. The Lender shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and other applicable Laws. Upon demand by the Lender, the Borrower shall assemble the Collateral and make it available to the Lender, at a place designated by the Lender. The Lender or its agents may without notice from time to time enter upon the Borrower's premises to take possession of the Collateral, to remove it, to render it unusable, to process it or otherwise prepare it for sale, or to sell or otherwise dispose of it.

         Any written notice of the sale, disposition or other intended action by the Lender with respect to the Collateral which is sent by regular mail, postage prepaid, to the Borrower at the address set forth in Section 8.1 of this Agreement, or such other address of the Borrower which may from time to time be shown on the Lender's records, at least ten (10) days prior to such sale, disposition or other action, shall constitute commercially reasonable notice to the Borrower. The Lender may alternatively or additionally give such notice in any other commercially reasonable manner. Nothing in this Agreement shall require the Lender to give any notice not required by applicable Laws.

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



         If any consent, approval, or authorization of any state, municipal or other governmental department, agency or authority or of any person, or any person, corporation, partnership or other entity having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Borrower agrees to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

         The Borrower recognizes that the Lender may be unable to effect a public sale of all or a part of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and other applicable federal and state Laws. The Lender may, therefore, in its discretion, take such steps as it may deem appropriate to comply with such Laws and may, for example, at any sale of the Collateral consisting of securities restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of the Lender that they are purchasing such securities for their account, for investment, and not with a view to the distribution or resale of any thereof. The Borrower covenants and agrees to do or cause to be done promptly all such acts and things as the Lender may request from time to time and as may be necessary to offer and/or sell the securities or any part thereof in a manner which is valid and binding and in conformance with all applicable Laws. Upon any such sale or disposition, the Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral consisting of securities so sold.

                   7.2.4 THE COLLATERAL ACCOUNT. If the Lender shall direct in the exercise of its sole and absolute discretion, the Borrower will deposit, or cause to be deposited, all Items of Payment to a bank account designated by the Lender and from which the Lender alone has power of access and withdrawal (the "Collateral Account"). Each deposit shall be made not later than the next Business Day after the date of receipt of the Items of Payment. The Items of Payment shall be deposited in precisely the form received, except for the endorsements of the Borrower where necessary to permit the collection of any such Items of Payment, the Borrower hereby agreeing to make such endorsement. In the event the Borrower shall fail to do so, the Lender is hereby authorized by the Borrower to make the endorsement in the name of the Borrower. Prior to such a deposit, the Borrower will not commingle any Items of Payment with any of the other funds or property of the Borrower, but will hold them separate and apart in trust and for the account of the Lender.

         In addition, if so directed by the Lender in the exercise of its sole and absolute discretion, the Borrower shall direct the mailing of all Items of Payment from its Account Debtors to a post-office box designated by the Lender, or to such other additional or replacement post-office boxes pursuant to the request of the Lender from time to time (collectively, the "Lockbox"). The Lender shall have unrestricted and exclusive access to the Lockbox.

         The Borrower hereby authorizes the Lender to inspect all Items of Payment, endorse all Items of Payment in the name of the Borrower, and deposit Items of Payment in the Collateral Account. The Lender reserves the right, exercised in its sole and absolute discretion from time to time, to provide to the Collateral Account credit prior to final collection of an Item of Payment and to disallow credit for any Item of Payment which is unsatisfactory to the Lender. In the event Items of Payment are returned to the Lender for any reason whatsoever, the Lender may, in the exercise of its discretion from time to time, forward such Items of Payment a second time. Any returned Items of Payment shall be charged back to the Collateral Account, the Revolving Loan Account, or other account, as appropriate.

         The Lender will apply the whole or any part of the collected funds credited to the Collateral Account against the Revolving Loan (or with respect to Items of Payment which are not proceeds of accounts or inventory or after an Event of Default, against any of the Obligations) or credit such collected funds to the depository account of the Borrower with the Lender (or an Affiliate of the Lender), the order and method of such application to be in the sole discretion of the Lender.

                   7.2.5 SPECIFIC RIGHTS WITH REGARD TO
                         COLLATERAL.

         In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Lender may (but shall be under no obligation to), without notice to the Borrower, and the Borrower hereby irrevocably appoints the Lender as its attorney-in-fact, with power of substitution, in the name of the Lender or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrower and without notice to the Borrower:

                  (a) request any account debtor obligated on any of the Accounts to make payments thereon directly to the Lender, with the Lender taking control of the cash and non-cash proceeds thereof;

                  (b) compromise, extend or renew any of the Collateral or deal with the same as it may deem advisable;

                  (c) make exchanges, substitutions or surrenders of all or any part of the Collateral;

                  (d) copy, transcribe, or remove from any place of business of the Borrower or any Subsidiary all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Lender, make such use of the Borrower's or any Subsidiary's place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;

                  (e) repair, alter or supply goods if necessary to fulfill in whole or in part the purchase order of any Account Debtor;

                  (f) demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;

                  (g) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

                  (h) settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

                  (i) endorse or sign the name of the Borrower upon any Items of Payment, certificates of title, Instruments, Securities, stock powers, documents, documents of title, financing statements, assignments, notices, or other writing relating to or part of the Collateral and on any Proof of Claim in Bankruptcy against an Account Debtor;

                  (j) notify the Post Office authorities to change the address for the delivery of mail to the Borrower to such address or Post Office Box as the Lender may designate and receive and open all mail addressed to the Borrower; and

                  (k) take any other action necessary or beneficial to realize upon or dispose of the Collateral or to carry out the terms of this Agreement.

                   7.2.6 APPLICATION OF PROCEEDS. Any proceeds of sale or other disposition of the Collateral will be applied by the Lender to the payment of the Enforcement Costs, and any balance of such proceeds will be applied by the Lender to the payment of the balance of the Obligations in such order and manner of application as the Lender may from time to time in its sole and absolute discretion determine. If the sale or other disposition of the Collateral fails to fully satisfy the Obligations, the Borrower shall remain liable to the Lender for any deficiency, except as applicable Laws provide otherwise.

                   7.2.7 PERFORMANCE BY LENDER. Upon the occurrence and continuation of an Event of Default, the Lender without notice to or demand upon the Borrower and without waiving or releasing any of the Obligations or any Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrower, and may enter upon the premises of the Borrower for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for such purpose and the Borrower hereby irrevocably appoints the Lender as its attorney-in-fact to do so, with power of substitution, in the name of the Lender or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrower and without notice to the Borrower. All sums so paid or advanced by the Lender together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by the Borrower to the Lender on demand, and shall constitute and become a part of the Obligations.

                   7.2.8 OTHER REMEDIES. The Lender may from time to time proceed to protect or enforce its rights by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws. The Lender is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of the Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Lender.

                   7.2.9 EXERCISE OF REMEDIES. Notwithstanding any provision of this Agreement to the contrary, the Lender acknowledges and agrees that the rights and remedies under SECTION 7.2 may only be exercised upon the occurrence of and during the continuance of an Event of Default.

                                    ARTICLE 8

                                  MISCELLANEOUS

         SECTION 8.1 NOTICES. All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, or two (2) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the

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



Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:

                  Borrower:

                                       with a copy to:

                                       Key Equity
                                       127 Public Square
                                       6th Floor
                                       Cleveland, Ohio  44144
                                       Attention:  Sean P. Ward

                                       with a copy to:

                                       Baker & Hostetler
                                       3200 National City Center
                                       1900 East 9th Street
                                       Cleveland, Ohio 44114-3485
                                       Attention: R. Steven Kestner, Esquire

                  Lender:              NationsBank, N.A.
                                       NationsBank Business Credit
                                       100 South Charles Street
                                       MD4-325-04-14
                                       Baltimore, Maryland  21201
                                       Attention:  Melba B. Quizon

                                       with a copy to:

                                       Frederick W. Runge, Jr., Esquire
                                       Miles & Stockbridge
                                       10 Light Street
                                       Baltimore, Maryland  21202

By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

         SECTION 8.2 AMENDMENTS; WAIVERS. This Agreement and the other Financing Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Lender and the Borrower. No waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing. No course of dealing between the Borrower and the Lender and no act or failure to act from time to time on the part of the Lender shall constitute a waiver, amendment or modification of any provision of this

Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws.

         Without implying any limitation on the foregoing:

                   (a) Any waiver or consent shall be effective only in the specific instance, for the terms and purpose for which given, subject to such conditions as the Lender may specify in any such instrument.

                   (b) No waiver of any Default or Event of Default shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereto.

                   (c) No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

                   (d) No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver, amendment or modification of any such term, condition, covenant or agreement or of any such breach or preclude the Lender from exercising any such right, power or remedy at any time or times.

                   (e) By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

         SECTION 8.3 CUMULATIVE REMEDIES. The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Lender shall determine and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws. In order to entitle the Lender to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement. Without limiting the generality of the foregoing, the Lender may:

                  (a) proceed against the Borrower with or without proceeding against any Person who may be liable (by endorsement, guaranty, indemnity or otherwise) for all or any part of the Obligations;

                  (b) proceed against the Borrower with or without proceeding under any of the other Financing Documents or against any Collateral or other collateral and security for all or any part of the Obligations;

                  (c) without reducing or impairing the obligation of the Borrower and without notice, release or compromise with any guarantor or other Person liable for all or any part of the Obligations under the Financing Documents or otherwise;

                  (d) without reducing or impairing the obligations of the Borrower and without notice thereof: (i) fail to perfect the Lien in any or all Collateral or to release any or all the Collateral or to accept substitute Collateral, (ii) approve the making of advances under the Revolving Loan under this Agreement, (iii) waive any provision of this Agreement or the other Financing Documents, (iv) exercise or fail to exercise rights of set-off or other rights, or (v) accept partial payments or extend from time to time the maturity of all or any part of the Obligations.

         SECTION 8.4 SEVERABILITY. In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

                  (a) the validity, legality and enforceability of the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

                  (b) the obligation to be fulfilled shall be reduced to the limit of such validity;

                  (c) if such provision or part thereof pertains to repayment of the Obligations, then, at the sole and absolute discretion of the Lender, all of the Obligations of the Borrower to the Lender shall become immediately due and payable; and

                  (d) if the affected provision or part thereof does not pertain to repayment of the Obligations, but operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

         SECTION 8.5 ASSIGNMENTS BY LENDER. The Lender may sell, assign or transfer (x) to any Person at any time with the prior written consent of the Borrower, which consent shall not be unreasonably delayed or withheld, or (y) if there shall exist an Event of Default, to any Person without notice to or the consent of the Borrower, all or any part of the Obligations, and each such Person or Persons shall have the right to enforce the provisions of this Agreement and any of the other Financing Documents as fully as the Lender, provided that the Lender shall continue to have the unimpaired right to enforce the provisions of this Agreement and any of the other Financing Documents as to so much of the Obligations that the Lender has not sold, assigned or transferred.

         SECTION 8.6 PARTICIPATIONS BY LENDER. The Lender may at any time sell participating interests in any of the Lender's Obligations or Commitments; provided, however, that (a) no such participation shall relieve the Lender from its obligations under this Agreement or under any of the other Financing Documents to which it is a party, (b) the Lender shall remain solely responsible for the performance of its obligations under this Agreement and under all of the other Financing Documents to which it is a party, (c) the Borrower shall continue to deal solely and directly with such Lender in connection with the Lender's rights and obligations under this Agreement and the other Financing Documents, and (d) unless there shall exist an Event of Default at the time of sale, the purchaser shall be a Financial Institution or an affiliate of a Financial Institution.

         SECTION 8.7 DISCLOSURE OF INFORMATION BY LENDER. Each of the Lender, each assignee of and participant in the Commitment hereby (a) acknowledges that each of the Borrower and its Subsidiaries have trade secrets and financial, marketing and other data and information the confidentiality of which is important to its business and (b) agrees to keep confidential (i) any trade secret of the Borrower and its Subsidiaries and (ii) any financial, marketing and other data and information of the Borrower or any of its Subsidiaries designated by it as confidential or that such Lender knows is confidential, PROVIDED that this Section shall not preclude any Lender from furnishing any such trade secret, data or information (i) as may be required by order of any court of competent jurisdiction or requested by any governmental agency having any regulatory authority over that Lender or its securities, (ii) to any other party to this Agreement, (iii) to any actual or prospective transferee (so long as such prospective transferee is a financial institution) of all or part of that Lender's rights arising out of or in connection with this Agreement so long as such prospective transferee to whom disclosure is made agrees to be bound by the provisions of this Section 9.7, (iv) to anyone if it shall have been already publicly disclosed (other than by that Lender in contravention of this Section 9.7, (v) to the extent reasonably required in connection with the exercise of any right or remedy under this Agreement or applicable Laws and
(vi) to that Lender's legal counsel, auditors and accountants.

         SECTION 8.8 SUCCESSORS AND ASSIGNS. This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

         SECTION 8.9 CONTINUING AGREEMENTS. All covenants, agreements, representations and warranties made by the Borrower in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by the Lender of the Loans and the execution and delivery of the Notes, shall be binding upon the Borrower regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. From time to time upon the Lender's request, and as a condition of the release of any one or more of the Security Documents, the Borrower and other Persons obligated with respect to the Obligations shall provide the Lender with such acknowledgments and agreements as the Lender may require to the effect that there exists no defenses, rights of setoff or recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Lender, its agents and others, or to the extent there are, the same are waived and released.

         SECTION 8.10 ENFORCEMENT COSTS. The Borrower shall pay to the Lender on demand all Enforcement Costs, together with interest thereon from the date incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Post-Default Rate. Enforcement Costs shall be immediately due and payable at the time advanced or incurred, whichever is earlier. Without implying any limitation on the foregoing, the Borrower shall pay, as part of the Enforcement Costs, upon demand any and all stamp and other Taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Financing Documents and to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any Taxes or fees referred to in this Section. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement.

         SECTION 8.11 APPLICABLE LAW; JURISDICTION.

                   8.11.1 As a material inducement to the Lender to enter into this Agreement, the Borrower acknowledges and agrees that the Financing Documents, including, this Agreement, shall be governed by the Laws of the State, as if each of the Financing Documents and this Agreement had each been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Borrower, one or more of the Financing Documents may be executed elsewhere. The Lender acknowledges, however, that remedies under certain of the Financing Documents which relate to property outside the State may be subject to the laws of the state in which the property is located.

                   8.11.2 The Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Borrower and may be enforced in any court in which the Borrower is subject to jurisdiction, by a suit upon such judgment, PROVIDED that service of process is effected upon the Borrower in one of the manners specified in this Section or as otherwise permitted by applicable Laws.

                   8.11.3 The Borrower hereby irrevocably designates and appoints The Corporation Trust, Incorporated, 32 South Street, Baltimore, Maryland 21202, as the Borrower's authorized agent to receive on the Borrower's behalf service of any and all process that may be served in any suit, action or proceeding of the nature referred to in this Section in any state or federal court sitting in the State. If such agent shall cease so to act, the Borrower shall irrevocably designate and appoint without delay another such agent in the State satisfactory to the Lender and shall promptly deliver to the Lender evidence in writing of such other agent's acceptance of such appointment and its agreement that such appointment shall be irrevocable.

                   8.11.4 The Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in this Section by
(a) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Borrower at the Borrower's address designated in or pursuant to Section hereof, and (b) serving a copy thereof upon the agent, if any, designated and appointed by the Borrower as the Borrower's agent for service of process by or pursuant to this Section. The Borrower irrevocably agrees that such service (y) shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding, and (z) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrower. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law or limit the right of the Lender other-wise to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

         SECTION 8.12 DUPLICATE ORIGINALS AND COUNTERPARTS. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

         SECTION 8.13 HEADINGS. The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         SECTION 8.14 NO AGENCY. Nothing herein contained shall be construed to constitute the Borrower as the Lender's agent for any purpose whatsoever or to permit the Borrower to pledge any of the Lender's credit. The Lender shall not be responsible nor liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. The Lender shall not, by anything herein or in any of the Financing Documents or otherwise, assume any of the Borrower's obligations under any contract or agreement assigned to the Lender, and the Lender shall not be responsible in any way for the performance by the Borrower of any of the terms and conditions thereof.

         SECTION 8.15 DATE OF PAYMENT. Should the principal of or interest on any of the Notes become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.

         SECTION 8.16 ENTIRE AGREEMENT. This Agreement is intended by the Lender and the Borrower to be a complete, exclusive and final expression of the agreements contained herein. Neither the Lender nor the Borrower shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

         SECTION 8.17 WAIVER OF TRIAL BY JURY. THE BORROWER AND THE LENDER HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE FINANCING DOCUMENTS, OR (C) THE COLLATERAL. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

                  This waiver is knowingly, willingly and voluntarily made by the Borrower and the Lender, and the Borrower and the Lender hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrower and the Lender further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

         SECTION 8.18 LIABILITY OF THE LENDER. The Borrower hereby agrees that the Lender shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Lender in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations.

                  By inspecting the Collateral or any other properties of the Borrower or by accepting or approving anything required to be observed, performed or fulfilled by the Borrower or to be given to the Lender pursuant to this Agreement or any of the other Financing Documents, the Lender shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Lender.

         IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

WITNESS:                            NATIONSBANK, N.A.

/s/ Sean P. Ward                    By: /s/ Joseph J. Virzi        (SEAL)
-------------------------              ----------------------------
                                        Joseph J. Virzi
                                        Vice President


WITNESS:                            GLASSTECH, INC.

/s/ Kenneth H. Wetmore              By: /s/ Mark D. Christman      (SEAL)
-------------------------              ----------------------------
                                        Mark D. Christman
                                        President

                                LIST OF EXHIBITS
                                ----------------

A-1.     Revolving Credit Note

B.       Security Procedures

C.       Form of Compliance Certificate

D.       Indenture

                                                                       EXHIBIT B

                           NATIONSBANK BUSINESS CREDIT
                            WIRE TRANSFER PROCEDURES

         The transfer of funds by means of wire may be made by NationsBank (lender) at the request of its customer (borrower). Such wire transfers are categorized by lender as either repetitive or non-repetitive.

Repetitive:
----------

Repetitive wire transfers may vary in amount, but are consistent in terms of the payee, the location to which funds are wired, the bank name, account number and the routing transit number.

Either borrower or lender may initiate a repetitive wire transfer. The borrower may identify the repetitive nature of transfers and request they be established as such via the "Repetitive Wire Transfer Authorization Form" (copy attached). Lender, after observing numerous transfers to the same recipient and destination, may initiate the repetitive process by faxing or mailing the "Repetitive Wire Authorization Form" to the borrower for completion and return.

Although a first request for a repetitive wire transfer may be honored from a faxed copy of the "Repetitive Wire Transfer Authorization Form", a copy of the form containing an original signature must be received from the borrower. All transfer authorization forms must be approved by and contain the signature of a person authorized by the borrower to advance funds from borrower's line of credit with the lender.

After receipt of the original "Repetitive Wire Transfer Authorization Form" by the lender, subsequent wire transfers to the recipient named thereon may be initiated by telephone request, provided the requesting party is identified by the lender as a person authorized by borrower to advance funds from the borrower's line of credit with lender.

Non-Repetitive:
--------------

Non-Repetitive wire transfers are directed to recipients on a one-time or infrequent basis or are directed to varied destinations. Non-repetitive wire transfers require that written notification be provided to lender by borrower, showing payee, location, account number, routing transit number and name and location of bank into which funds are to be transferred. Such written notification may be provided by means of a "Non-Repetitive Wire Transfer Authorization Form" (copy attached).

Required information may be faxed to lender in order to expedite the transfer; however, a copy of the transfer authorization form with an original signature(s) must be received by lender from borrower. The transfer authorization form must be approved by and contain the signature of a person authorized by the borrower to advance funds from borrower's line of credit with the lender.

For any non-repetitive wire transfer, Lender may, at its discretion, perform a telephone verification with an authorized representative (the original signer or another authorized representative) of borrower prior to initiating the transfer.

                           NATIONSBANK BUSINESS CREDIT
                     REPETITIVE WIRE TRANSFER AUTHORIZATION

                              CUSTOMER INFORMATION

CUSTOMER NAME: ___________________________    DATE: ___________________________

NAME OF PERSON AUTHORIZING TRANSFER FOR CUSTOMER:_____________________________
                                                 NOTE:MUST BE PERSON AUTHORIZED
                                                 TO ADVANCE FUNDS

SIGNATURE OF PERSON AUTHORIZING TRANSFER FOR CUSTOMER: ________________________

                                      PAYEE

NAME OF RECIPIENT OF FUNDS: ___________________________________________________

LOCATION: _____________________________________________________________________

ACCOUNT NUMBER INTO WHICH FUNDS ARE TO BE TRANSFERRED: ________________________

                              DESTINATION OF FUNDS

NAME AND LOCATION OF BANK RECEIVING FUNDS:

BANK NAME: ___________________________________________________________________

ROUTING INFORMATION (ABA NUMBER): ____________________________________________

BANK LOCATION:      CITY:_____________________________________________________
                    STATE: ___________________________________________________

(FOR INTERNATIONAL WIRES) COUNTRY: ___________________________________________

SPECIAL INSTRUCTIONS: ________________________________________________________
                      ________________________________________________________
                      ________________________________________________________


                                  BANK USE ONLY

                           BUSINESS CREDIT DEPARTMENT

BUSINESS CREDIT AUTHORIZATION:__________________________________________________
                              PRINT NAME OF PERSON AT BANK APPROVED TO AUTHORIZE
                                                  WIRE TRANSFERS

BUSINESS CREDIT AUTHORIZATION: _________________________________________________
                               SIGNATURE OF PERSON AT BANK APPROVED TO AUTHORIZE
                                                   WIRE TRANSFERS

                            WIRE TRANSFER DEPARTMENT

F.D. NUMBER ASSIGNED: __________________________________________________________
ACCOUNT NUMBER TO DEBIT: _______________________________________________________

                           NATIONSBANK BUSINESS CREDIT

                   NON-REPETITIVE WIRE TRANSFER AUTHORIZATION

                              CUSTOMER INFORMATION

CUSTOMER NAME: ___________________________    DATE: ___________________________

NAME OF PERSON AUTHORIZING TRANSFER FOR CUSTOMER:_______________________________
                                                 NOTE: MUST BE PERSON AUTHORIZED
                                                            TO ADVANCE FUNDS

SIGNATURE OF PERSON AUTHORIZING TRANSFER FOR CUSTOMER: _________________________

                                      PAYEE

NAME OF RECIPIENT OF FUNDS: ___________________________________________________

LOCATION: _____________________________________________________________________

ACCOUNT NUMBER INTO WHICH FUNDS ARE TO BE TRANSFERRED: ________________________

                              DESTINATION OF FUNDS

NAME AND LOCATION OF BANK RECEIVING FUNDS:

BANK NAME: ____________________________________________________________________

ROUTING INFORMATION (ABA NUMBER): _____________________________________________

BANK LOCATION:         CITY:___________________________________________________
                       STATE: _________________________________________________

(FOR INTERNATIONAL WIRES) COUNTRY: ____________________________________________

SPECIAL INSTRUCTIONS: _________________________________________________________

                                                                       EXHIBIT C

                             FINANCING AGREEMENT

                            COMPLIANCE CERTIFICATE
                            ----------------------

         THIS CERTIFICATE is made as of __________________, 199_ , by ____________________________________, a ________________ organized under the laws of the State of ___________________ (the "Borrower"), to _______________________________, a national banking association (the "Lender"), pursuant to Section of the Financing and Security Agreement dated ______________, 199_, (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Financing Agreement") by and between the Borrower and the Lender.

         I, ____________________, hereby certify that I am the ______________ of the Borrower and am a Responsible Officer (as that term is defined in the Financing Agreement) authorized to certify to the Lender on behalf the Borrower as follows:

         1. This Certificate is given to induce the Lender to make advances to the Borrower under the Financing Agreement.

         2. This Certificate accompanies the _____________ financial statements for the period ended ___________________, 199__ (the "Current Financials") which the Borrower is furnishing to the Lender pursuant to Section 6.1.1(__) of the Financing Agreement. The Current Financials have been prepared in accordance with GAAP (as that term is defined in the Financing Agreement).

         3. As required by Section 6.1.1(__) of the Financing Agreement, I have set forth on SCHEDULE 1 a detailed computation of each financial covenant in Financing Agreement and a cash flow projection report.

         4. No change has occurred to the information contained in the Collateral Disclosure List except as set forth on SCHEDULE 2 to this Certificate. By way of example and not limitation, the Collateral Disclosure List, together with SCHEDULE 2, contains a listing of all of the Borrower's Patents, Trademarks, Copyrights (as those terms are defined in the Financing Agreement), all locations (owned, leased, warehouses or otherwise) where any Collateral (as that term is defined in the Financing Agreement) is located, all Subsidiaries (as that term is defined in the Financing Agreement).

         5. As of the date hereof, there exists no Default or Event of Default, as defined in the Article 7 of the Financing Agreement, nor any event which, upon notice or the lapse of time, or both, would constitute such an Event of Default.

         6. On the date hereof, the representations and warranties contained in
Article 4 of the Financing Agreement are true with the same effect as though such representations and warranties had been made on the date hereof.

         WITNESS my signature this _____ day of ____________, 199_.

                                     ------------------------------
                                     Name:
                                     Title:

                                                                      Schedule 1
                                                                      ----------

                                                                      Schedule 2
                                                                      ----------

                                LIST OF SCHEDULES
                                -----------------

Schedule 4.1.10            Litigation
---------------

Schedule 4.1.14            Other Indebtedness
---------------

Schedule 4.1.20            Permitted Liens
---------------

Schedule 6.2.4             Investments
--------------

                                   LITIGATION
                                   ----------

                                                                 SCHEDULE 4.1.14

                               OTHER INDEBTEDNESS
                               ------------------

                                                                 Schedule 4.1.20
                                                                 --------

                               LIENS ON COLLATERAL

                                                                 Unpaid
                                                                 Principal
Asset Covered               Lienholder                           Balance
-------------               ----------                           -------

                                                                Schedule 6.2.4
                                                                --------

                                Other Investments
                                -----------------

                                      NONE


                                    ARTICLE 1

                                   DEFINITIONS

            SECTION 1.1     Certain Defined Terms........................................................................  1
                            ---------------------

                                    ARTICLE 2

                              THE CREDIT FACILITIES

            SECTION 2.1     The Revolving Credit Facility................................................................ 22
                            -----------------------------
                  2.1.1     Revolving Credit Facility.................................................................... 22
                            -------------------------
                  2.1.2     Procedure for Making Advances Under the Revolving
                            Loan; Lender Protection Loans................................................................ 22
                            -----------------------------
                  2.1.3     Revolving Credit Note........................................................................ 23
                            ---------------------
                  2.1.4     Revolving Loan Account....................................................................... 23
                            ----------------------
                  2.1.5     Revolving Credit Unused Line Fee............................................................. 24
                            --------------------------------
                  2.1.6     Early Termination Fee........................................................................ 24
                            ---------------------
            SECTION 2.2     The Letter of Credit Facility................................................................ 25
                            -----------------------------
                  2.2.1     Letters of Credit............................................................................ 25
                            -----------------
                  2.2.2     Letter of Credit Fees........................................................................ 25
                            ---------------------
                  2.2.3     Terms of Letters of Credit................................................................... 26
                            --------------------------
                  2.2.4     Procedure for Letters of Credit.............................................................. 26
                            -------------------------------
                  2.2.5     Change In Law; Increased Cost................................................................ 26
                            -----------------------------
            SECTION 2.3     Interest..................................................................................... 27
                            --------
                  2.3.2     Selection of Interest Rates.................................................................. 27
                            ---------------------------
                  2.3.3     Inability to Determine LIBOR Base Rate....................................................... 29
                            --------------------------------------
                  2.3.4     Indemnity.................................................................................... 29
                            ---------
                  2.3.5     Payment of Interest.......................................................................... 30
                            -------------------
            SECTION 2.4     General Financing Provisions................................................................. 30
                            ----------------------------
                  2.4.1     Borrower's Representatives................................................................... 30
                            --------------------------
                  2.4.2     Use of Proceeds of the Loans................................................................. 31
                            ----------------------------
                  2.4.3     Origination Fee.............................................................................. 31
                            ---------------
                  2.4.4     Servicing Fees............................................................................... 31
                            --------------
                  2.4.5     Computation of Interest and Fees............................................................. 31
                            --------------------------------
                  2.4.6     Payments..................................................................................... 31
                            --------
                  2.4.7     Liens; Setoff................................................................................ 32
                            -------------
                  2.4.8     Requirements of Law.......................................................................... 32
                            -------------------
            SECTION 3.1     Debt and Obligations Secured................................................................. 34
                            ----------------------------
            SECTION 3.2     Grant of Liens............................................................................... 34
                            --------------
            SECTION 3.3     Collateral Disclosure List................................................................... 35
                            --------------------------
            SECTION 3.4     Personal Property............................................................................ 35
                            -----------------
                  3.4.1     Securities, Chattel Paper, Promissory Notes, etc............................................. 35
                            -------------------------------------------------
                  3.4.2     Patents, Copyrights and Other Property Requiring
                            Additional Steps to Perfect.................................................................. 36
                            ---------------------------
            SECTION 3.5     Record Searches.............................................................................. 36
                            ---------------
            SECTION 3.6     Real Property................................................................................ 36
                            -------------
            SECTION 3.7     Costs........................................................................................ 38
                            -----
            SECTION 3.8     Release...................................................................................... 38
                            -------
            SECTION 3.9     Inconsistent Provisions...................................................................... 38
                            -----------------------


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.1    Representations and Warranties............................................................... 38
                           ------------------------------
                  4.1.1    Subsidiaries................................................................................. 39
                           ------------
                  4.1.2    Good Standing................................................................................ 39
                           -------------
                  4.1.3    Power and Authority.......................................................................... 39
                           -------------------
                  4.1.4    Binding Agreements........................................................................... 39
                           ------------------
                  4.1.5    No Conflicts................................................................................. 39
                           ------------
                  4.1.6    No Defaults, Violations...................................................................... 40
                           -----------------------
                  4.1.7    Compliance with Laws......................................................................... 40
                           --------------------
                  4.1.8    Margin Stock................................................................................. 40
                           ------------
                  4.1.9    Investment Company Act; Margin Securities.................................................... 40
                           -----------------------------------------
                  4.1.10   Litigation................................................................................... 41
                           ----------
                  4.1.11   Financial Condition.......................................................................... 41
                           -------------------
                  4.1.12   Proforma Financial Statements................................................................ 41
                           -----------------------------
                  4.1.13   Full Disclosure.............................................................................. 42
                           ---------------
                  4.1.14   Indebtedness for Borrowed Money.............................................................. 42
                           -------------------------------
                  4.1.15   Taxes........................................................................................ 42
                           -----
                  4.1.16   ERISA........................................................................................ 42
                           -----
                  4.1.17   Title to Properties.......................................................................... 43
                           -------------------
                  4.1.18   Patents, Trademarks, Etc.  .................................................................. 43
                           -------------------------
                  4.1.19   Presence of Hazardous Materials or Hazardous
                           --------------------------------------------
                           Materials Contamination...................................................................... 43
                           -----------------------
                  4.1.20   Perfection and Priority of Collateral........................................................ 44
                           -------------------------------------
                  4.1.21   Places of Business and Location of Collateral................................................ 44
                           ---------------------------------------------
                  4.1.22   Merger Agreement Transaction................................................................. 44
                           ----------------------------
                  4.1.23   Securities Acts.............................................................................. 45
                           ---------------
                  4.1.24   Governmental Regulation...................................................................... 45
                           -----------------------
             SECTION 4.2   Survival; Updates of Representations and
                           ----------------------------------------
                           Warranties................................................................................... 45
                           ----------
                                    ARTICLE 5

                              CONDITIONS PRECEDENT

            SECTION 5.1    Conditions to the Initial Advance............................................................ 45
                           ---------------------------------
                  5.1.1    Organizational Documents - Borrower.  ....................................................... 46
                           -----------------------------------
                  5.1.2    Opinion of Borrower's Counsel................................................................ 46
                           -----------------------------
                  5.1.3    Consents, Licenses, Approvals, Etc.  ........................................................ 47
                           -----------------------------------
                  5.1.4    Notes........................................................................................ 47
                           -----
                  5.1.5    Financing Documents and Collateral........................................................... 47
                           ----------------------------------
                  5.1.6    Other Financing Documents.................................................................... 47
                           -------------------------
                  5.1.7    Other Documents, Etc.  ...................................................................... 47
                           ---------------------
                  5.1.8    Payment Of Fees.............................................................................. 47
                           ---------------
                  5.1.9    Collateral Disclosure List................................................................... 47
                           --------------------------
                  5.1.10   Recordings and Filings....................................................................... 47
                           ----------------------
                  5.1.11   Insurance Certificate........................................................................ 48
                           ---------------------
                  5.1.12   Landlord's Waivers........................................................................... 48
                           ------------------
                  5.1.13   Bailee Acknowledgements...................................................................... 48
                           -----------------------
                  5.1.14   Field Examination............................................................................ 48
                           -----------------
                  5.1.15   Proforma Balance Sheet and Projections....................................................... 48
                           --------------------------------------
                  5.1.16   Offering..................................................................................... 48
                           --------
                  5.1.17   Capital Funds................................................................................ 49
                           -------------


                  5.1.18      Merger Agreement Transaction................................................................. 49
                              ----------------------------
            SECTION 5.2.      Conditions to all Extensions of Credit....................................................... 49
                              --------------------------------------
                  5.2.1       Compliance................................................................................... 49
                              ----------
                  5.2.2       Default...................................................................................... 49
                              -------
                  5.2.3       Representations and Warranties............................................................... 49
                              ------------------------------
                  5.2.4       Legal Matters................................................................................ 50
                              -------------

                                    ARTICLE 6

                            COVENANTS OF THE BORROWER

            SECTION 6.1       Affirmative Covenants........................................................................ 50
                              ---------------------
                  6.1.1       Financial Statements......................................................................... 50
                              --------------------
                  6.1.2       Recordkeeping, Rights of Inspection, Field Examination, Etc.................................. 52
                              -----------------------------------------------------------
                  6.1.3       Corporate Existence.......................................................................... 53
                              -------------------
                  6.1.4       Compliance with Laws......................................................................... 53
                              --------------------
                  6.1.5       Preservation of Properties................................................................... 53
                              --------------------------
                  6.1.6       Line of Business............................................................................. 53
                              ----------------
                  6.1.7       Insurance.................................................................................... 53
                              ---------
                  6.1.8       Insurance with Respect to Equipment, Inventory and
                              --------------------------------------------------
                              Mortgaged Property........................................................................... 54

                  6.1.9       Taxes........................................................................................ 55
                              -----
                  6.1.10      ERISA........................................................................................ 55
                              -----
                  6.1.11      Notification of Mergers and Acquisitions and
                              Ownership Changes............................................................................ 55
                              -----------------
                  6.1.12      Notification of Events of Default and Adverse
                              Developments................................................................................. 56
                              ------------
                  6.1.13      Hazardous Materials; Contamination........................................................... 57
                              ----------------------------------
                  6.1.14      Disclosure of Significant Transactions....................................................... 58
                              --------------------------------------
                  6.1.15      Financial Covenants.......................................................................... 58
                              -------------------
                  6.1.16      Collection of Receivables.................................................................... 59
                              -------------------------
                  6.1.17      Assignments of Receivables................................................................... 59
                              --------------------------
                  6.1.18      Government Accounts.......................................................................... 60
                              -------------------
                  6.1.19      Defense of Title and Further Assurances...................................................... 60
                              ---------------------------------------
                  6.1.20      Business Names; Locations.................................................................... 61
                              -------------------------
                  6.1.21      Subsequent Opinion of Counsel as to Recording
                              ---------------------------------------------
                              Requirements................................................................................. 61
                              ------------
                  6.1.22      Use of Premises and Equipment................................................................ 62
                              -----------------------------
                  6.1.23      Protection of Collateral..................................................................... 62
                              ------------------------
                  6.1.24      Senior Management............................................................................ 62
                              -----------------
                  6.1.25      Appraisals................................................................................... 62
                              ----------
                  6.1.26      Application of Net Proceeds.................................................................. 62
             SECTION 6.2      Negative Covenants........................................................................... 63
                              ------------------
                  6.2.1       Merger, Acquisition or Sale of Assets........................................................ 63
                              -------------------------------------
                  6.2.2       Purchase or Redemption of Securities, Dividend
                              Restrictions................................................................................. 64
                              ------------
                  6.2.3       Indebtedness................................................................................. 64
                              ------------
                  6.2.4       Investments, Loans and Other Transactions.................................................... 64
                              -----------------------------------------
                  6.2.5       Subordinated Indebtedness.................................................................... 66
                              -------------------------
                  6.2.6       Liens; Confessed Judgment.................................................................... 66
                              -------------------------
                  6.2.7       Transactions with Affiliates................................................................. 67
                              ----------------------------
                  6.2.8       Prohibition on Hazardous Materials........................................................... 67
                              ----------------------------------
                  6.2.9       Method of Accounting; Fiscal Year............................................................ 67
                              ---------------------------------
                  6.2.10      Compensation................................................................................. 68
                              ------------

OP


                  6.2.11            Transfer of Collateral....................................................................... 68
                                    ----------------------
                  6.2.12            Inventory.................................................................................... 68
                                    ---------

                                    ARTICLE 7

                         DEFAULT AND RIGHTS AND REMEDIES

            SECTION 7.1             Events of Default............................................................................ 68
                                    -----------------
                  7.1.1             Failure to Pay............................................................................... 68
                                    --------------
                  7.1.2             Breach of Representations and Warranties..................................................... 68
                                    ----------------------------------------
                  7.1.3             Failure to Comply with Covenants............................................................. 69
                                    --------------------------------
                  7.1.4             Default Under Other Financing Documents or
                                    Obligations.................................................................................. 69
                                    -----------
                  7.1.5             Receiver; Bankruptcy......................................................................... 69
                                    --------------------
                  7.1.6             Involuntary Bankruptcy, etc.................................................................. 69
                                    ----------------------------
                  7.1.7             Judgment..................................................................................... 70
                                    --------
                  7.1.8             Execution; Attachment........................................................................ 70
                                    ---------------------
                  7.1.9             Default Under Other Borrowings............................................................... 70
                                    ------------------------------
                  7.1.11            Material Adverse Change...................................................................... 71
                                    -----------------------
                  7.1.12            Change in Control............................................................................ 71
                                    -----------------
                  7.1.13            Liquidation, Termination, Dissolution, Etc................................................... 71
                                    -------------------------------------------
            SECTION 7.2             Remedies..................................................................................... 71
                                    --------
                  7.2.1             Acceleration................................................................................. 72
                                    ------------
                  7.2.2             Further Advances............................................................................. 72
                                    ----------------
                  7.2.3             Uniform Commercial Code...................................................................... 72
                                    -----------------------
                  7.2.4             The Collateral Account....................................................................... 73
                                    ----------------------
                  7.2.5             Specific Rights With Regard to Collateral.................................................... 74
                                    -----------------------------------------
                  7.2.6             Application of Proceeds...................................................................... 75
                                    -----------------------
                  7.2.7             Performance by Lender........................................................................ 76
                                    ---------------------
                  7.2.8             Other Remedies............................................................................... 76
                                    --------------
                  7.2.9             Exercise of Remedies......................................................................... 76
                                    --------------------


                                    ARTICLE 8

                                  MISCELLANEOUS

            Section 8.1             Notices...................................................................................... 76
                                    -------
            Section 8.2             Amendments; Waivers.......................................................................... 77
                                    -------------------
            Section 8.3             Cumulative Remedies.......................................................................... 78
                                    -------------------
            Section 8.4             Severability................................................................................. 79
                                    ------------
            Section 8.5             Assignments by Lender........................................................................ 79
                                    ---------------------
            Section 8.6             Participations by Lender..................................................................... 80
                                    ------------------------
            Section 8.7             Disclosure of Information by Lender.......................................................... 80
                                    -----------------------------------
            Section 8.8             Successors and Assigns....................................................................... 81
                                    ----------------------
            Section 8.9             Continuing Agreements........................................................................ 81
                                    ---------------------
            Section 8.10            Enforcement Costs............................................................................ 81
                                    -----------------
            Section 8.11            Applicable Law; Jurisdiction................................................................. 81
                                    ----------------------------
            Section 8.12            Duplicate Originals and Counterparts......................................................... 83
                                    ------------------------------------
            Section 8.13            Headings..................................................................................... 83
                                    --------
            Section 8.14            No Agency.................................................................................... 83
                                    ---------
            Section 8.15            Date of Payment.............................................................................. 83
                                    ---------------
            Section 8.16            Entire Agreement............................................................................. 83
                                    ----------------
            Section 8.17            Waiver of Trial by Jury...................................................................... 83
                                    -----------------------
            Section 8.18            Liability of the Lender...................................................................... 84
                                    -----------------------